UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Discovery Communications, Inc.

(Name of registrant as specified in its charter)

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April 6, 2015

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Wednesday, May 20, 2015 at our corporate headquarters at One Discovery Place, Silver Spring, Maryland 20910.

If you hold shares of Series A or Series B common stock or Series A convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR proposals 1, 2 and 3, and AGAINST proposal 4 in this notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company, and I look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Miron

Chairman of the Board

Discovery Communications, Inc.

DISCOVERY COMMUNICATIONS, INC.

a Delaware company

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Communications Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2015 Annual Meeting of Stockholders of Discovery Communications, Inc. to be held at our offices at One Discovery Place, Silver Spring, Maryland, on Wednesday, May 20, 2015 at 10:00 a.m., local time, for the following purposes:

1. To elect five directors, two Class I directors to be voted on by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three preferred stock directors to be voted on by the holders of our Series A preferred stock, voting separately as a class.

2. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3. To approve the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan, as amended.

4. To vote upon a Stockholder proposal requesting the Board of Directors to prepare a report on plans to increase diverse representation on the Board.

The stockholders will also act on any other business that may properly come before the Annual Meeting or adjournments thereof.

The close of business on March 26, 2015 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A convertible preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at One Discovery Place, Silver Spring, Maryland.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

April 6, 2015

2015 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Q:    Who is soliciting my vote?

A:    The Discovery Communications, Inc. Board of Directors is soliciting your vote on proposals being submitted for consideration at our Annual Meeting of Stockholders to be held on May 20, 2015.

Q:    What is the Notice of Internet Availability of Proxy Materials?

A:    In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about April 6, 2015 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Annual Report on Form 10-K will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A convertible preferred stock (“Series A preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A preferred stock, the proxy card or voting instruction card.

Q:    What matters will be voted on at the Annual Meeting?

A:    The principal business of the meeting will be the following matters:

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the election of two Class I directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three preferred stock directors by the holders of our Series A preferred stock, voting separately as a class;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	the approval of the 2005 Non-Employee Director Incentive Plan, as amended; and

•	the consideration of a Stockholder proposal requesting the Board of Directors to prepare a report on plans to increase diverse representation on the Board, if properly presented.

We will also transact such other business as may properly be presented at the Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:    The close of business on March 26, 2015 was the record date for determining the holders of our Series A and Series B common stock and Series A preferred stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of our Series A and Series B common stock and Series A preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C convertible preferred stock (“Series C preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q:    How many shares can vote at the Annual Meeting and how many votes does each share have?

A:    As of March 26, 2015, we had outstanding 149,128,680 shares of Series A common stock, with each of those shares being entitled to one vote, 6,542,457 shares of Series B common stock, with each of those shares being entitled to ten votes, and 278,088,849 shares of Series C common stock, which are not entitled to vote. We also had outstanding 71,107,312 shares of Series A preferred stock, with each of those shares being entitled to one vote, and 40,231,977 shares of Series C preferred stock, which are not entitled to vote.

Q:    How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A:    With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of two Class I directors at the Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A preferred stock entitled to a separate class vote on three preferred stock directors at the Annual Meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the combined class votes on Proposals 2, 3 and 4.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:    What vote is required to elect directors?

A:    With respect to Proposal 1, two directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holders of our Series A preferred stock, voting separately as a class. In each separate class vote, the directors will be elected if they receive a plurality of the votes cast by the holders of the outstanding shares of Series A common stock and Series B common stock, voting together, or the Series A preferred stock, as applicable, present in person or by proxy and entitled to vote.

•	If you submitted a proxy card on which you indicated that you abstain from voting, it will have no effect on the election of directors; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

Q:    What vote is required to ratify the appointment of the independent registered public accounting firm?

A:    The affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to ratify Proposal 2.

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If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the ratification of the appointment of the independent registered public accounting firm; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the ratification proposal.

Q:    What vote is required to approve the 2005 Non-Employee Director Incentive Plan, as amended?

A:    The affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to approve Proposal 3.

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If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the approval of the 2005 Non-Employee Director Incentive Plan; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the 2005 Non-Employee Director Incentive Plan proposal.

Q:    What vote is required to approve the Stockholder proposal?

A:    If properly presented at the Annual Meeting, the affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to approve Proposal 4.

•

If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the approval of the Stockholder proposal; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the Stockholder proposal.

Q:    How can I vote my shares at the Annual Meeting?

A:    If you are a holder of Series A or Series B common stock or Series A preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 19, 2015. If you are located in the United States or Canada and are a stockholder of record, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares on the Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1, 2 and 3, and “AGAINST” Proposal 4.

While we encourage holders of Series A and Series B common stock and Series A preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A preferred stock.

Q:    If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A:    If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items” and your shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification proposal is a “discretionary item” and the election of directors proposal, the Director Incentive Plan proposal, and the Stockholder proposal are “non-discretionary items.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted on the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on the election of directors proposal, the Director Incentive Plan proposal or the Stockholder proposal.

Q:    May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?

A:    Yes. Before your proxy is voted at the Annual Meeting, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    How do I obtain admission to the Annual Meeting?

A:    Stockholders of record on the record date will be admitted to the Annual Meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery Communications, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors. The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at www.discoverycommunications.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	the Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

The Board periodically reviews the Guidelines and most recently updated them in March 2012. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board of Directors be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board of Directors’ judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, (i) each member of a listed company’s audit, compensation and nominating and governance committees be independent, (ii) audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) compensation committee members also satisfy independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Marketplace Rules. Discovery’s Board of Directors has determined that S. Decker Anstrom, Robert R. Beck, Robert R. Bennett, Paul A. Gould, John C. Malone, Robert J. Miron, Steven A. Miron, M. LaVoy Robison and J. David Wargo are independent directors.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that S. Decker Anstrom, M. LaVoy Robison and J. David Wargo are independent for purposes of Rule 10A-3.

In order to be considered to be independent for purposes of Rule 5605(d)(2)(A), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the Board of Directors or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that Robert R. Beck, Paul A. Gould and Robert J. Miron are independent for purposes of Rule 5605(d)(2)(A).

Board Leadership Structure

Discovery historically has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. In light of the industry experience and management expertise of Robert Miron, our Chairman, and the dynamic leadership of David Zaslav, our CEO, the Board feels that this structure is appropriate for Discovery.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved the original Code in September 2008 and adopted a revised Code on April 25, 2012. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at www.discoverycommunications.com. Printed copies of the Code are also available upon request to the Corporate Secretary at the address specified below, under “—Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board of Directors has established an Audit Committee, whose members are Messrs. Robison (Chair), Anstrom and Wargo. The Board of Directors has determined that M. LaVoy Robison is an “Audit Committee Financial Expert” as defined under SEC rules. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

•	appointing or replacing our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm;

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reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

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overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly reports of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a letter from our independent registered public accounting firm addressing internal controls; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

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overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;

•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and

•	preparing the Audit Committee report required by SEC rules, which is included on page 20 of this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.discoverycommunications.com.

Compensation Committee

The Board of Directors has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck and Gould. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;

•	overseeing the structure of employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 30 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 29 of this proxy statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and has approved the same, with the exception of some equity awards and awards under the Discovery Communications, Inc. 2005 Incentive Plan (the “2005 Stock Plan”), which prior to 2012 were approved by the Equity Compensation Subcommittee, consisting of Messrs. Beck and Gould.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at www.discoverycommunications.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer or, during 2014 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Discovery Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Wargo (Chair), Gould, S. Miron and Robison. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest, diversity of background and the ability to act in the interests of all stockholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee’s primary functions are:

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to oversee corporate governance matters generally, including reviewing and recommending changes in our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its other committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

Discovery’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at www.discoverycommunications.com.

Executive Committee

The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. For example, the Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Certificate of Incorporation or Bylaws or approve offerings of our capital stock. The members of the Executive Committee are Messrs. R. Miron (Chair), Bennett, Malone and Zaslav.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2014, there were 13 meetings of Discovery’s Board of Directors, 20 meetings of Discovery’s Compensation Committee, four meetings of Discovery’s Audit Committee, three meetings of Discovery’s Nominating and Corporate Governance Committee and no meetings of Discovery’s Executive Committee.

Director Attendance at Board and Annual Meetings

In 2014, each director of Discovery attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he served, except Robert Bennett, who attended 54% of the Board meetings. Discovery’s Board of Directors encourages all members of the Board to attend each annual meeting of the Company’s stockholders. All directors attended Discovery’s last annual meeting in May 2014, in person.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 17, 2015. We have not received any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

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should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

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should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and should act in the interests of all stockholders; and

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shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience and that diversity of background, including diversity of gender, race, ethnic or geographic origin, age, and experience in business, government and education and in media, entertainment and other areas relevant to the Company’s activities are factors in the selection process.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of Nasdaq. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to Discovery’s Board of Directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910. All communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following table shows the cash and equity compensation levels that were in effect in 2014.

2014 Discovery Non-Employee Director Compensation Levels

Board Service
Cash Compensation
Annual Retainer	$80,000
Initial and Annual Equity Compensation
Restricted Stock Units	$57,500
Stock Options	$57,500

Committee Service Annual Retainers (cash)
Audit Committee	$20,000
Compensation Committee	$27,500
Nominating and Corporate Governance Committee	$10,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$37,500
Nominating and Corporate Governance Committee Chair	$15,000

On December 10, 2014, the Board approved changes to our non-employee director compensation arrangements to reflect the introduction of an annual retainer for the new non-employee Chairman of the Board position. These changes include the implementation of an annual retainer for the new non-employee Chairman of the Board position, an increase to annual Board retainer and annual equity grant, and an increase in annual retainer for Committee Chairs. The new arrangements, shown in the table below, will be effective on May 20, 2015, except for the implementation of the annual retainer for the new non-employee Chairman of the Board, which was effective as of January 1, 2015.

2015 Discovery Non-Employee Director Compensation Levels

Board Service
Cash Compensation
Annual Retainer	$90,000
Non-Employee Board Chair Retainer	$202,500
Initial and Annual Equity Compensation
Restricted Stock Units	$140,000

Committee Service Annual Retainers (cash)
Audit Committee	$20,000
Compensation Committee	$27,500
Nominating and Corporate Governance Committee	$10,000
Audit Committee Chair	$33,000
Compensation Committee Chair	$42,000
Nominating and Corporate Governance Committee Chair	$17,500

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the annual meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting is prorated based on the quarter in which they join the Board.

Equity Compensation. Prior to May 14, 2013, non-employee directors received stock-based compensation under our 2005 Non-Employee Director Incentive Plan. Effective May 14, 2013, non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan, as amended. The Board determined for 2014 that the equity awards to directors should consist equally of stock options and restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual meeting. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The exercise price of options granted to our non-employee directors is equal to the fair market value of a share of our Series A common stock on the date of the grant. The number of Series A common stock options is calculated by dividing the dollar amount of the award by the Black-Scholes value of options for our Series A common stock on the day before the grant date. This may result in the Black-Scholes value of the grant being slightly different from the target value of the grants. The number of RSUs is calculated by dividing the dollar amount of the award by the fair market value of our Series A common stock on the grant date. Both stock options and RSUs will vest 100% on the one year anniversary of the grant date assuming continued service to such date. Neither the RSUs nor the stock options granted to our directors include the right to receive cash dividends. On May 16, 2014, Discovery’s Board of Directors approved a share dividend (the “2014 Share Dividend”) of one share of the Company’s Series C common stock on each issued and outstanding share of Series A, Series B and Series C common stock. The 2014 Share Dividend took effect on August 6, 2014 for stockholders of record on July 28, 2014. As a result, the non-employee directors’ awards were retroactively adjusted to reflect the dividend.

Board of Directors Stock Ownership Policy. In January 2013, the Board adopted a director stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of three times the director’s then-current annual retainer for Board service, exclusive of any additional retainer with respect to committee service. Each director is expected to reach the stock holding target within five years from May 15, 2013, the effective date the guidelines were adopted. The Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. The Board may take any appropriate action to support the intent of the guidelines, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years. All directors have reached and maintained the stock holding target.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his RSU grant, he must make his irrevocable election before the end of the year prior to the year in which the grant is made, and must do so for the entire amount of his grant. For example, for the grants made in May 2014, directors made their deferral elections before the end of 2013. Directors do not receive cash dividends on deferred RSUs. Messrs. Anstrom, Beck, Gould, R. Miron, Robison and Wargo elected to defer the settlement of their RSU grants made in 2014.

Expense Reimbursement. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether by commercial aircraft or private planes.

Director Education. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.

Charitable Contribution Matching Program. Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director within a given fiscal year. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. In order to be matched, the contribution must be tax-deductible by Discovery Communications, Inc. Matching contributions under this program are included in the following 2014 Non-Employee Director Summary Compensation Table under the “All Other Compensation” column.

The following table summarizes the 2014 compensation provided to all persons who served as non-employee directors during 2014.

2014 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
S. D. Anstrom	100,000	58,313	57,496	0	215,809
R. Beck	107,500	58,313	57,496	15,000	238,309
R. Bennett	80,000	58,313	57,496	0	195,809
P. Gould	117,500	58,313	57,496	0	233,309
J. Malone	80,000	58,313	57,496	0	195,809
R. Miron	117,500	58,313	57,496	0	233,309
S. Miron	90,000	58,313	57,496	17,857	223,666
M. L. Robison	120,000	58,313	57,496	0	235,809
J. D. Wargo	115,000	58,313	57,496	0	230,809

(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2014 was $524,813, as calculated in accordance with FASB ASC Topic 718 and the grant date fair value of the stock option awards made to all non-employee directors in 2014 as calculated in accordance with FASB ASC Topic 718 was $517,462. At December 31, 2014, the following directors held stock options and RSUs, which include options granted for service as an officer or director of Discovery Holding Company, our predecessor entity:

Name	Series A Common Stock Options	Series C Common Stock Options	Series A Common Unvested or Deferred RSUs	Series C Common Unvested or Deferred RSUs
S. D. Anstrom	9,123	9,123	1,533	1,533
R. Beck	27,968	27,968	5,977	5,977
R. Bennett	33,550	44,714	791	791
P. Gould	40,655	66,029	3,977	3,977
J. Malone	27,968	27,968	2,791	2,791
R. Miron	27,968	27,968	7,042	7,042
S. Miron	27,968	27,968	2,791	2,791
M. L. Robison	40,655	66,029	7,042	7,042
J. D. Wargo	39,994	64,046	5,042	5,042

(2)	As a result of the 2014 Share Dividend, these awards have been retroactively adjusted to reflect the dividend.

(3)	The amounts for Messrs. Beck and S. Miron reflect matching charitable contributions made by Discovery on behalf of each of these directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of seven common stock directors, divided among three classes, and three preferred stock directors. Our Class I directors, who are being nominated for reelection at this annual meeting for a term that will expire in 2018, are Robert R. Beck and J. David Wargo. Our Class II directors, who were reelected at the 2013 annual meeting for a term that will expire in 2016, are Paul A. Gould and M. LaVoy Robison. Our Class III directors, who were reelected at the 2014 annual meeting for a term that will expire in 2017, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Our Board of Directors also includes three preferred stock directors, S. Decker Anstrom, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Holders of our Series A preferred stock will vote on the election of each of the preferred stock directors, but will not vote on the election of any common stock director. At each annual meeting of stockholders, the successors of the preferred stock directors will be elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Five director nominees will be voted on at the meeting. The two Class I director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The three preferred stock director nominees will be voted upon and elected by the holders of shares of our Series A preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the Annual Meeting. Each member of our Board of Directors and each director nominee possesses skills and experience which make them an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class I Directors with Terms Expiring in 2018

Robert R. Beck Born July 2, 1940

A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Mr. Beck’s deep experience in corporate finance is of great value to our Board.

J. David Wargo Born October 1, 1953

A common stock director of Discovery since September 2008. Mr. Wargo served as a director of Discovery Holding Company (“DHC”) from May 2005 to September 2008 when it merged with Discovery Communications, Inc., creating a new public company. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Liberty Global plc (“Liberty Global”), Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”), Strayer Education, Inc. and Vobile, Inc.

Having an extensive career in public company finance, Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of over 35 years as a securities analyst.

Director Nominees for Election by Holders of Series A Preferred Stock

S. Decker Anstrom Born August 2, 1950

A preferred stock director of Discovery since December 2012. Mr. Anstrom served as President of Landmark Communications and Chairman of The Weather Channel from 2002 until his retirement in 2008. From 2001 to September 2011, he served as a member of the Board of Directors and also as chair of the Governance Committee of Comcast Corporation.

Through his experience as a cable television executive, Mr. Anstrom has developed a deep understanding of this industry. Mr. Anstrom’s expertise in the cable television industry makes him a valued presence on our Board.

Robert J. Miron Born July 7, 1937

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chairman of Discovery since May 2014. Mr. Miron served as Chairman of Advance/Newhouse Communications (“Advance/Newhouse”) and Bright House Networks, LLC (“Bright House”), both communications companies, from July 2002, retiring in December 2010. From July 2002 to May 2008, Mr. Miron served as Chief Executive Officer of Advance/Newhouse and Bright House.

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board is benefitted by Mr. Miron’s long experience in management roles within our industry.

Steven A. Miron Born April 24, 1966

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse and Bright House since May 2008. He also served as President of Advance/Newhouse and Bright House from July 2002 to May 2008.

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of this industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board.

Common Stock Directors:

Class II Directors with Terms Expiring in 2016

Paul A. Gould Born September 27, 1945

A common stock director of Discovery since September 2008. Mr. Gould served as a director of DHC from May 2005 to September 2008. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould is a director of Ampco-Pittsburgh Corporation and Liberty Global. In 2010, Mr. Gould resigned as director of DIRECTV and declined to stand for reelection as director of Liberty Interactive Corporation (“Liberty Interactive”).

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

M. LaVoy Robison Born September 6, 1935

A common stock director of Discovery since September 2008. Mr. Robison served as a director of DHC from May 2005 to September 2008. Mr. Robison has been on the board of The Anschutz Foundation, a private foundation, since January 1998, and was their executive director from 1998 to November 2010. Mr. Robison is now a director of Liberty Interactive.

Mr. Robison has extensive knowledge of corporate accounting and audit procedure gained through over 35 years of service with the firm of Peat Marwick Mitchell (now KPMG), including over 25 years as a partner and several years as one of the firm’s SEC reviewing partners. Mr. Robison’s wealth of experience in corporate finance and financial accounting is an important resource for our Board.

Class III Directors with Terms Expiring in 2017

Robert R. Bennett Born April 19, 1958	A common stock director of Discovery since September 2008. Mr. Bennett served as President of DHC from March 2005 until September 2008 when it merged with Discovery. Mr. Bennett is the former President and Chief Executive Officer of Liberty Media Corporation (“Liberty Media”). He served in those positions from April 1997 until August 2005. He was one of the founding executives of Liberty Media and served as its Principal Financial Officer from its inception in 1991 until 1997. He currently is Managing Director of Hilltop Investments, LLC, a family investment company. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York. Mr. Bennett was a director of Demand Media, Inc.

from 2011 until February 2014. He currently serves on the boards of Liberty Media, Sprint Corporation and Hewlett-Packard Company.

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board of Directors. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

John C. Malone Born March 7, 1941

A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Mr. Malone has served as the Chairman of the Board and a director of Liberty Interactive (including its predecessors) since 1994, as Chairman of the Board of Liberty Media (including its predecessors) since August 2011 and as a director since December 2010, as Chairman of Liberty TripAdvisor since August 2014, and as Chairman of the Board of Liberty Broadband Corporation since November 2014. He also served as Liberty Interactive’s Chief Executive Officer from August 2005 through February 2006. Mr. Malone has served as the Chairman of the Board of Liberty Global since June 2013, having previously served as Chairman of the Board of Liberty Global’s predecessor, Liberty Global, Inc. from June 2005 to June 2013. He has also served as a director of Expedia, Inc. since December 2012, having previously served as director from August 2005 to November 2012. Mr. Malone previously served as: (i) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (ii) a director of Live Nation Entertainment, Inc. from January 2010 to February 2011, (iii) the Chairman of the Board of DIRECTV from November 2009 to June 2010, and DIRECTV’s predecessor, The DIRECTV Group, Inc. from February 2008 to November 2009, (iv) a director of IAC/InterActiveCorp from May 2006 to June 2010, and (v) a director of Sirius XM Radio Inc. from April 2009 to May 2013.

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone is well known for his sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board.

David M. Zaslav Born January 15, 1960

President, Chief Executive Officer and a common stock director of Discovery since September 2008. Mr. Zaslav has served as President and Chief Executive Officer of Discovery since January 2007. Mr. Zaslav is a member of the board of Univision Communications and Sirius XM Radio Inc. Mr. Zaslav was a member of the board of TiVo Inc. until he declined to stand for reelection in 2010.

As CEO, Mr. Zaslav sets our goals and strategies. His ability as director to add his views to the Board’s deliberations is of significant benefit to the Board.

Except for Steven A. Miron being the son of Robert J. Miron, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has appointed them as our independent registered public accounting firm for fiscal 2015. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2015. A majority of the votes cast at the Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, the Audit Committee of Discovery’s Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Discovery’s Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm for the year ending December 31, 2015.

The Discovery Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Discovery’s independent registered public accounting firm for the year ending December 31, 2015.

Description of Fees

	2014	2013
Audit fees(1)	$6,206,900	$5,064,070
Audit-Related fees(2)	970,960	931,400
Tax fees(3)	1,172,543	1,313,921
Other fees(4)	13,800	—

Total fees	$8,364,203	$7,309,391

(1)	Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries, as well as fees for services provided in connection with securities offerings.

(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.

(3)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, as well as assistance with tax audits and tax advice related to acquisitions and structure.

(4)	Other fees consist of advisory support provided in connection with establishing Discovery’s employee stock purchase plan and complying with certain regulatory requirements in foreign jurisdictions.

Discovery’s Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents);

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2014 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery Communications, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Audit Committee.” PwC, Discovery’s registered public accounting firm for 2014, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 19, 2015 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

M. LaVoy Robison, Chairman

S. Decker Anstrom

J. David Wargo

PROPOSAL 3: APPROVAL OF DISCOVERY COMMUNICATIONS, INC. 2005 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN, AS AMENDED

Our Board of Directors believes that we must continue to offer a competitive equity incentive program if we are to continue to attract and retain the best possible non-employee directors. Accordingly, on February 5, 2015, our Board adopted, subject to stockholder approval, an amendment to our 2005 Non-Employee Director Incentive Plan (the “Director Plan”) to extend the term of the Director Plan to May 20, 2025. We are not requesting any other changes to the terms and provisions of the Director Plan.

As of February 5, 2015, the date our Board approved the extension of the term of the Director Plan, we had 9,270,830 shares of our common stock available for grant under the Director Plan. We consider this pool to be adequate for the foreseeable future and so are not requesting any further shares at this time under this or any other of our plans.

As of March 13, 2015, we had 239,826 outstanding options to purchase shares of Series A common stock under the Director Plan, the weighted average purchase price of all such options was $22.18, and the weighted average remaining term was 3.12 years. As of March 13, 2015, we had 314,626 outstanding options to purchase shares of Series C common stock under the Director Plan, the weighted average purchase price of all such options was $18.22, and the weighted average remaining term was 2.76 years. As of March 13, 2015, under the Director Plan, there were no shares of restricted stock outstanding, and we had 36,986 restricted stock units with respect to Series A common stock and 36,986 restricted stock units with respect to Series C common stock. In addition to these arrangements, as of March 13, 2015, we have our employee stock purchase plans, under which 9,445,569 shares of Series A common stock remained available, and the Discovery Communications, Inc. 2013 Incentive Plan (the “2013 Stock Plan”), under which there were 3,663,126 outstanding options to purchase shares of Series A common stock, 996,091 outstanding options to purchase shares of Series C common stock, 3,834,168 outstanding stock appreciation rights (or SARs) to receive shares (or the cash equivalent) of Series A common stock, 3,734,093 outstanding SARs to receive shares (or the cash equivalent) of Series C common stock, 2,989,939 restricted stock units outstanding with respect to Series A common stock, and 1,706,495 restricted stock units outstanding with respect to Series C common stock. The 2013 Stock Plan had a remaining pool of 68,649,168 shares of our common stock as of March 13, 2015. Until the dividend of Series C common stock that we paid in August 6, 2014, most awards and the reserved shares under the Director Plan had been with respect to Series A common stock. The adjustments for the dividend meant additional shares of Series C common stock were added to the Director Plan. In addition, then-outstanding awards were adjusted so that, in general, they pertained to equal numbers of Series A and Series C stock (with, for the options, a corresponding adjustment to the exercise price). On March 13, 2015, the last reported sales price of our Series A common stock on the NASDAQ Global Select Market was $32.03 and of our Series C common stock was $30.97.

We believe that the Director Plan contains provisions consistent with current best compensation practices. Our Board believes that extending the terms of the Director Plan is in the best interests of Discovery and its stockholders and recommends that you vote “FOR” the proposal to approve the Director Plan as amended.

Why You Should Vote for the Director Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating non-employee directors and, as discussed in the Board Compensation section of this proxy statement, our equity-based award program is the primary vehicle for offering long-term incentives to our non-employee directors.

We Believe the Director Plan Combines Compensation and Governance Best Practices

We believe the Director Plan includes provisions that are designed to protect our stockholders’ interests and to reflect compensation and governance best practices, including:

•

Repricing is not allowed without stockholder approval. The Director Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have a purchase or base price equal to at least the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Reasonable share counting provisions. In general, when awards granted under the Director Plan expire or are canceled without having been fully exercised, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares that are tendered by participants or withheld by us to pay the purchase price of an award or, if applicable, to satisfy tax withholding obligations will not be available for future awards. If a stock appreciation right is exercised for stock, we will subtract from the shares available under the Director Plan the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.

•	No tax gross-ups. The Director Plan does not provide for any tax gross-ups.

Description of the Director Plan

The following is a summary of the Director Plan. This summary is qualified in its entirety by reference to the Director Plan, a copy of which is attached as Appendix A to this proxy statement. You may also obtain a copy of the Director Plan by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website at www.discoverycommunications.com, or by contacting our Corporate Secretary.

Effectiveness; Number of Shares Available for Issuance

The Director Plan will be extended to May 20, 2025 effective upon approval of the Director Plan by our stockholders at the 2015 Annual Meeting of Stockholders.

Upon effectiveness of the extension of the Director Plan, the number of shares available for issuance under the Director Plan will be 9,270,830 shares, which number is subject to adjustment in the event of stock splits and other similar events. Shares issued under the Director Plan may consist in whole or in part of authorized but unissued shares or may be issued shares that we have reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).

If an award granted under the Director Plan (other than a Tandem SAR as defined below) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us) or otherwise results in any common stock not being issued, the unused common stock covered by such award will become available for issuance pursuant to a new award under the Director Plan. If we grant a SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised, which we refer to as a Tandem SAR, only the shares covered by the option and not the Tandem SAR will be counted and the expiration of one in connection with the other’s exercise will not restore shares to the Director Plan. Shares that are tendered or withheld (including through net exercise) to pay the purchase price of an award or, if applicable, to satisfy tax withholding obligations will not be available for issuance pursuant to awards under the Director Plan.

Types of Awards

The Director Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units, each of which is described below.

Nonqualified stock options. Optionees receive the right to purchase a specified number of shares of Series A or Series C common stock at a specified purchase price, subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at a purchase price that will not be less than 100% of the fair market value of the common stock to which the option applies on the date of grant, except in connection with substitute awards relating to acquisitions. The Director Plan permits the following forms of payment of the purchase price of options, as determined by the Board in connection with awards: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to us of shares of common stock or attestation of ownership of sufficient shares, (iii) “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the purchase price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock appreciation rights. A stock appreciation right is an award entitling the holder, upon exercise, to receive an amount in Series A or Series C common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock with respect to which the SAR was granted on the date of grant or as determined, consistent with the Director Plan, over an average of prices around the date of grant.

Restricted stock and restricted stock unit awards. Restricted stock awards entitle recipients to acquire shares of Series A or Series C common stock, subject to our right to repurchase or cause the forfeiture of all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock covered by the Award to be delivered at or after the time such shares vest pursuant to the terms and conditions of the awards, as established by our Board, although our Board may provide that these awards will be settled in cash. The Board may also provide for a supplemental cash payment, subject to such restrictions as the Board designates, to be paid in connection with or after vesting.

Our Board will determine the terms and conditions of each restricted stock or restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

We have not historically granted restricted stock awards, but the Director Plan and the 2013 Stock Plan permit such grants. Restricted stock will accrue ordinary cash dividends, but, unless otherwise provided in the applicable agreement, participants holding shares of restricted stock will only be entitled to such dividends if and after the restricted stock vests. Any dividend payment will be made no later than the later of the end of the calendar year in which the dividends are paid to stockholders of that series of stock or the 15th day of the third month following the date on which the restricted stock to which the dividends pertain vests, absent a further deferral permitted by the Board that complies with Section 409A of the Code.

To the extent provided by our Board, in its sole discretion, a grant of restricted stock units may provide participants with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of common stock and will be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which paid, as determined by our Board in its sole discretion, subject in each case to such terms and conditions as our Board may establish, in each case to be set forth in the applicable award agreement.

Eligibility to Receive Awards

Our non-employee directors are eligible to be granted awards under the Director Plan.

Administration

The Director Plan will be administered by our Board, although the Board may delegate administrative duties to employees. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Director Plan and to interpret the provisions of the Director Plan. Subject to any applicable limitations contained in the Director Plan, our Board selects the recipients of awards and determines the terms of such awards. The Director Plan provides limitations on liability with respect to persons acting on our behalf in connection with the Plan and also provides for indemnifying and holding harmless such persons.

Our Board is required to make appropriate adjustments in connection with the Director Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. In addition, if all shares of any series of Common Stock are redeemed, then each outstanding Award under such series shall be adjusted to substitute for the shares of such series of Common Stock subject to the Award the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock, with the other terms of the Award remaining constant (including for this purpose the aggregate purchase price or aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Board). The Board, in its sole discretion, may provide for a cash payment in connection with any of the foregoing adjustments.

Changes in Control

The Director Plan also contains provisions addressing the consequences of any mergers, certain changes in ownership, and certain changes in the composition of our Board. The description below is of the default rule under the Director Plan, but the Board also imposes double trigger requirements on substantially all Awards to non-employee directors, such that the occurrence of an event without a connected termination of service will not cause vesting unless the Awards are not being assumed or replaced. If an Approved Transaction, Board Change or Control Purchase (each as defined below) occurs, unless the applicable Agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Board, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the prior Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the common stock may be changed, converted or exchanged in connection with the Approved Transaction. Notwithstanding any provision of the Director Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of the applicable series of common stock on such date over the purchase price of the options or the base price of the stock appreciation rights, as applicable.

Under the Director Plan, “Approved Transaction” means any transaction which our Board (or, if approval of our Board is not required as a matter of law, our stockholders) approves (i) any consolidation or merger of us, or binding share exchange, pursuant to which shares of our common stock would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which our common stockholders immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are our common stockholders immediately prior thereto have less than a majority of the combined voting power of our outstanding capital stock ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for our liquidation or dissolution, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, provided that the “Approved Transaction” will not occur under any of the foregoing until the closing of the described event. “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. “Control Purchase” means (i) any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1933), corporation or other entity (other than the Company, any of our subsidiaries or any employee benefit plan sponsored by us or any of our subsidiaries) shall purchase any of our common stock (or securities convertible into our common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of our Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any of our subsidiaries, any employee benefit plan sponsored by us or any of our subsidiaries or any exempt person (as defined in the Stock Plan)) or any “Exempt Person” (as defined below) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding securities ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by our Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the date Discovery Holding Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization), the Director Plan provides that we may not (1) amend any outstanding option or stock appreciation right granted under the Director Plan to provide a purchase price per share that is lower than the then-current purchase price or base price per share of such outstanding award, (2) cancel any outstanding option or stock appreciation right (whether or not granted under the Director Plan) and grant in substitution therefor new awards under the Director Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having a purchase price or base price per share lower than the then-current purchase price or base price per share of the cancelled award, (3) cancel in exchange for a cash payment any options or stock appreciation rights that have a purchase price per share above the then-current fair market value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Withholding

The Company’s obligation to deliver shares of common stock in respect of any Award under the Director Plan is not currently subject to federal, state or local tax withholding requirements. If such taxes were imposed in the future, the Board may permit participants to pay any applicable withholding in shares of the common stock already owned by the participant (either by delivery or attestation) or through the withholding of shares otherwise issuable to such participant. If the participant does not satisfy the tax withholding through one of those means, the Company may withhold from the same or other compensation.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, with our Board’s consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent a Registration Statement on Form S-8 would cover the transferee).

Acceleration

Our Board may at any time provide that any award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Termination of Service

The Award agreements provide rules with respect to the treatment of Awards when service ends and may overrule the general principles in the Director Plan. If a participant dies or has a “Disability” (as defined in the Director Plan), unless the Award agreement provides otherwise, any options or stock appreciation rights will immediately become exercisable in full in respect of the aggregate number of shares covered thereby and will remain exercisable for a year after death or Disability termination (unless the Award expires earlier) and (ii) restricted stock and restricted stock units will vest, as will any unpaid dividends or dividend equivalents. On a termination for “cause,” as defined in the Director Plan, and unless the Award agreement provides otherwise, all Awards will terminate immediately.

Amendment or Termination

No award may be made under the Director Plan after May 20, 2025 but awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the Director Plan, provided that such actions may not materially adversely affect a recipient with respect to a previously granted Award without his or her consent, except as required for compliance with Section 409A of the Code.

If our stockholders do not approve the adoption of the Director Plan, the Director Plan will not be extended and we will not grant any awards under the Director Plan after May 2, 2015.

Certain Material U.S. Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences that generally will arise with respect to awards granted under the Director Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the purchase price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us

There will be no tax consequences to us for any awards made under the Director Plan, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code if the director becomes subject to Section 162(m) for the year in which compensation is realized.

New Plan Benefits

As of March 13, 2015, nine persons were eligible to receive awards under the Director Plan. The granting of awards under the Director Plan is discretionary.

We cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Discovery Communications, Inc. 2005 Non-Employee Director Plan, As Amended

Name and Position	Dollar Value ($)(a)	Number of Cash-Settled SARs
David M. Zaslav	N/A	N/A
President and Chief Executive Officer

Andrew Warren	N/A	N/A
Chief Financial Officer

Bruce L. Campbell	N/A	N/A
Chief Development and Digital Officer, and General Counsel

Jean-Briac Perrette	N/A	N/A
President, Discovery Networks International

Adria Alpert Romm	N/A	N/A
Chief Global Human Resources and Diversity Officer

John S. Hendricks	N/A	N/A
Founder and Former Chairman

Executive Group	N/A	N/A
Non-Executive Director Group	—	—	(a)
Non-Executive Officer Employee Group	N/A	N/A

(a)	Amount is indeterminable.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the proposal to approve the extension of the term of the Director Plan to May 20, 2025.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chairman

Robert R. Beck

Paul A. Gould

COMPENSATION DISCUSSION AND ANALYSIS

This section analyzes and discusses our compensation programs and provides information about the compensation paid by Discovery to our Named Executive Officers, or “NEOs”:

•	David M. Zaslav, President and Chief Executive Officer (“CEO”);

•	Andrew Warren, Chief Financial Officer (“CFO”);

•	Bruce L. Campbell, Chief Development and Digital Officer and General Counsel;

•	Jean-Briac Perrette, President, Discovery Networks International;

•	Adria Alpert Romm, Chief Global Human Resources and Diversity Officer; and

•	John S. Hendricks, Founder and Chairman (until May 16, 2014).

Mr. Hendricks resigned as an officer and director of Discovery effective upon the close of business on May 16, 2014, the date of our 2014 Annual Meeting of Stockholders.

Highlights

Discovery had strong performance in 2014, despite challenging conditions.

Discovery is a leading global media and entertainment company, with operations that support our mission to empower people to explore their world and satisfy their curiosity. We had a strong year in 2014, reporting increases in revenue and adjusted operating income before depreciation and amortization (“OIBDA”):

•	Revenues increased 13% to $6.265 billion; and

•	Adjusted OIBDA increased 4% to $2.491 billion.

Our free cash flow also increased 2% to $1.198 billion. We repurchased 23.8 million shares of stock for an aggregate purchase price of $1.4 billion, achieved substantial growth internationally, both organically and through new channel launches, and made a number of strategic acquisitions.

Our international division delivered outstanding performance. Revenue at our international networks increased 28%, to $3,157 million, with distribution revenues up 25%, to $1,553 million, and advertising revenues up 28%, to $1,483 million. Changes in foreign currency exchange rates reduced full year international revenue growth by 4% and Adjusted OIBDA growth by 8%.

We acquired the SBS Nordic business in 2013 and successfully integrated that business in 2014. We made other strategic acquisitions in 2014, including increasing our equity stake in the Eurosport business to reach a majority interest. Increased contributions from these and other recent strategic acquisitions helped to drive our international growth.

In the U.S., we saw significant success in growing emerging brands and strengthening existing brands. Investigation Discovery continued to grow, and we successfully launched new network brands, American Heroes Channel and the Discovery Family Channel, in 2014.

Despite strong performance, we faced a challenging U.S. advertising market in 2014, as well as significant foreign currency headwinds, which contributed to a decline in our stock price during the year.

In 2014, our Board declared a special dividend of shares of our Series C common stock. The dividend was payable to holders of record of our Series A, Series B, and Series C common stock as of the close of business on July 28, 2014, the record date for the dividend. As a result of the dividend, each holder of a share of our Series A, Series B, and Series C common stock received one additional share of Series C common stock, on or about

August 6, 2014 (the distribution date for the dividend). The Compensation Committee reviewed each type of outstanding equity and equity-type award held by our employees and directors and determined appropriate adjustments. These adjustments were designed to preserve the intrinsic value of the outstanding awards and to preserve the benefits or potential benefits of the awards, consistent with the relevant stock plan provisions, typically, but not exclusively, resulting in the issuance of options or other awards with respect to Series C common stock, treating each category of award consistently. The number of units or shares expressed in this Compensation Discussion and Analysis reflect the pre-dividend award amounts.

We continue to pay for performance through our executive compensation program design.

We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. We entered into new, long-term employment agreements in 2014 with each of our NEOs (other than Mr. Hendricks, who retired in May 2014). Each of our NEOs received significant long-term awards in 2014, based in part on the Company’s financial and operational performance, their individual achievements during the prior year, and, for the NEOs other than Mr. Hendricks, to encourage each to enter into long-term employment contracts with us.

Each of our NEOs other than Mr. Hendricks also received an annual cash bonus based on Company and individual performance in 2014. These awards reflect the direct link between financial and operational success and compensation under our executive compensation program. Our short- and long-term incentive compensation programs are structured to:

•	pay for performance by aligning and measurably varying the size of performance-based awards directly with key operational outcomes, as well as the executive’s individual performance;

•	align the interests of management with those of our stockholders through equity and equity-type incentive awards and stock ownership guidelines; and

•	inspire dynamic leadership while not encouraging excessive risk taking.

In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and stockholder interests.

We value long-term contracts with our senior executives and use our executive compensation programs to support extended contract terms.

We believe that entering into fixed term employment contracts with our senior executives provides management stability and helps ensure that we can access their services to drive our strategic objectives. When permitted by local law, these agreements also include customary restrictive covenants that protect our business from unfair competition after an executive separates employment. In January 2014, we entered into a new employment agreement with our CEO with a six-year term, extending his service term to the end of 2019. We then were able to enter into new employment agreements with the remaining NEOs (other than Mr. Hendricks), retaining key personnel who had demonstrated outstanding performance and ensuring continuity in our senior executive team for the long term. The contracts range in length from three years (Mr. Perrette) to six years (Mr. Zaslav) and included long-term incentive awards designed to encourage each NEO to commit to an extended term as well as to align the rewards of the contract to Company performance and shareholder interests. The equity awards made to Mr. Zaslav in 2014 front-loaded a significant portion of the long-term incentive value contemplated during the six-year term in the first year of the agreement, while preserving the multi-year performance and retentive nature of the awards.

Each of the NEOs with whom we entered into a new agreement had demonstrated strong performance in prior years and these multi-year agreements were designed to ensure their continued contributions to the

Company. Equity awards are a significant component under the new employment agreements with our senior executives and we consider a sign-on or enhanced contract renewal grant to be an appropriate element of a new or extended agreement.

In 2014, we entered into a new agreement with our CEO that will allow us to benefit from his leadership through 2019.

Over the course of his tenure as CEO for the last seven years, Mr. Zaslav has done an outstanding job leading Discovery. He has driven our strong financial performance, created significant shareholder value and ultimately transformed the Company into a global leader in pay television.

Mr. Zaslav’s contributions have paved the way for Discovery’s growth. Under his leadership, our market capitalization has risen from $5 billion to $20 billion, our global portfolio of television networks has expanded from reaching approximately 280 million cumulative worldwide subscribers in 2008 to nearly 2.6 billion cumulative worldwide subscribers, and our award-winning content has continued to draw growing audiences around the world. Internationally, Discovery has continued to expand audience in 2014, with the average audience increasing 19% versus the 2013 average. In the U.S., our share of primetime viewers 25-54 has increased from 8% in 2008 to 11% today. Discovery’s revenue also has seen significant growth under Mr. Zaslav’s purview, increasing from $3.4 billion in 2008 to $6.3 billion in 2014 and Adjusted OIBDA grew from $1.3 billion in 2008 to $2.5 billion in 2014.

In January 2014, Discovery’s Board of Directors and Mr. Zaslav reached a new agreement to secure him as the leader of the Company through the end of the decade. The Board had several goals with Mr. Zaslav’s new contract. In addition to recognizing the substantial value he already has created for the Company, this fixed-term contract secured Mr. Zaslav to a long-term agreement that provides Discovery certainty and stability. The contract also allowed the Company to structure an agreement around performance-based long-term equity, ties materially the vast majority of his compensation to increases in shareholder value, requires him to hold the majority of the equity distributed to him beyond the term of his contract (absent an intervening change in control or termination of employment), and, through ownership of a significant number of shares, will further align his interests with those of our stockholders.

Mr. Zaslav’s agreement has a six-year term, with the vast majority of compensation delivered in the form of Discovery equity that directly ties him to Discovery’s long-term performance and shareholder interests. These performance-based grants require Discovery to meet financial targets or increase shareholder value by increasing the share price of Discovery stock in order to pay out. The contract stipulates an annual base salary of $3 million for the entire six-year term with no base salary increase. It also allows for limited increases in yearly cash bonus target amounts, with a target amount that ranges from $6.6 million in the first year of the contract to $9 million in the final two years. These bonus payouts are contingent on achievement of quantitative and qualitative goals set by the Board each year.

The bulk of Mr. Zaslav’s compensation is tied to Discovery’s stock performance, in the form of performance-based restricted stock units and cash- and stock-settled stock appreciation rights. A significant amount of the equity awards are made in the first year, vesting over time, with smaller awards from 2015 to 2018. The contract includes a 60% equity holding requirement to the end of the contract, December 31, 2019. It also requires that Mr. Zaslav use significant portions of the net cash proceeds from the cash-settled SARs to buy and hold Discovery equity through the end of contract.

Given the terms of the contract, Mr. Zaslav’s 2014 compensation reflected in the Summary Compensation Table for 2014 shows a large one-time equity award to drive immediate shareholder alignment and encourage long-term ownership of our stock. This contract rewards Mr. Zaslav for the value he has created and the continued strategic direction he provides and requires sustained performance over time for that award to have value. At the end of his contract, Mr. Zaslav will own a substantial amount of equity of Discovery, which reinforces his alignment with our shareholders and encourages long-term ownership of our stock. Discovery looks forward to the Company’s continued growth under Mr. Zaslav’s leadership. The terms of Mr. Zaslav’s agreement are discussed in “Executive Compensation—Executive Compensation Arrangements,” below.

Role of the Compensation Committee

Our Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, www.discoverycommunications.com. The Committee is responsible for developing, implementing, and regularly reviewing adherence to our compensation philosophy. In the course of fulfilling these responsibilities, the Committee:

•	regularly reviews best practices and market trends in executive compensation and modifies our programs to support Discovery’s business goals and strategies;

•	conducts annual risk assessments of our compensation programs;

•	aligns compensation decisions with our corporate objectives and strategies;

•

reviews and approves the amounts and elements of compensation and the terms of new employment agreements or extensions to existing employment agreements for our NEOs, other executive officers, and certain other key employees; and

•	approves the annual quantitative and qualitative goals relevant to the compensation of our NEOs and other executive officers.

The Committee regularly consults with the Board regarding compensation decisions for the CEO and the Chairman, and with the CEO regarding compensation decisions for other NEOs.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the compensation decisions for the NEOs other than himself (and the Chairman during the time that Mr. Hendricks served in that role). The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. The CEO also recommends to the Committee proposed terms of new employment agreements or extensions of existing employment agreements for the other NEOs, working closely with Ms. Alpert Romm, our Chief Global Human Resources and Diversity Officer, to develop these recommendations. Ms. Alpert Romm did not, however, participate in formulating the recommendation for the terms of her own contract in 2014. The CEO’s recommendations are based on:

•	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;

•	the performance of Discovery, as well as the department or group that the executive leads;

•	the executive’s compensation relative to that of our other executives (internal equity);

•	the executive’s compensation relative to that of executives in similar roles in the companies in our peer group (external competitiveness);

•	our overall approach to compensation for employees for the year;

•	achievement of applicable annual performance goals; and

•	contractual obligations under any applicable employment agreement.

The CEO also provides the Committee with proposed goals for himself, and recommends annual goals for the CFO. The Committee’s assessment of achievement of these goals is used in determining, in part, the annual bonus of the CEO and of the CFO. The Committee consults with the Board in setting these annual goals for the CEO. The CEO does not participate in the Committee’s deliberations or decisions relating to his performance against annual goals and resulting compensation.

Relationship with and Role of the Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner attended 18 of the 20 Committee meetings held in 2014. Croner assisted the Committee by, among other services:

•	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;

•	advising on employee equity grants, executive employment agreements and other executive compensation matters;

•	assisting the Committee with the periodic review of its charter;

•	providing an evaluation and assessment of risk in compensation program design, policies, and procedures;

•	reviewing the Compensation Discussion and Analysis; and

•	benchmarking compensation for members of the Board.

Prior to being engaged by the Committee, Croner historically had provided compensation survey data to the Company and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy to address the ongoing need for this survey work and to determine the process under which work by Croner for the Company would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2014, the only services provided by Croner to management were the pre-authorized survey services. Total fees paid to Croner by Discovery in 2014 (other than fees for Croner’s services to the Committee) were less than $14,000.

The Committee annually reviews its relationship with Croner as an independent compensation consultant to determine if Croner has any conflict of interest in its services to the Committee. In the 2014 review, after considering the factors set forth in the applicable securities regulations and stock exchange rules, the Committee concluded that Croner did not have a conflict of interest in its services to the Committee. The Committee’s conclusion was based on the following:

•

Croner reports solely to the Committee. Discovery’s management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;

•	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;

•

the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;

•	the survey work performed by Croner was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);

•

according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue for fiscal year 2013 and continued to be less than 1% in 2014;

•	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and

•	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a stockholder of Discovery.

Compensation Philosophy

Discovery’s compensation philosophy is to pay for performance, to encourage excellence and to reward executives who deliver. Our programs are designed to deliver above-median total direct compensation when our executives deliver above-median performance, as evaluated against both internally set objectives and the peer group companies.

We value fixed-term employment agreements when appropriate. In 2014, each of our NEOs other than Mr. Hendricks entered into a new fixed-term employment agreement and a number of the compensation decisions discussed below either were required by the terms of existing employment agreements, or negotiated as part of the terms of the new agreements, as further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Elements of Compensation

Total direct compensation for each NEO consists of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, calculating the target amount of each NEO’s annual cash bonus as a percentage of base salary.

Annual Cash Bonus	Each NEO has a target bonus opportunity, set as a percentage of base salary (or in Mr. Zaslav’s case, as a specified dollar value). Actual amount paid/awarded for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our financial and operational goals. Ensure that our compensation mix remains competitive with our labor market. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.

Element of Compensation	Key Features	Purpose

Long-Term Incentive Awards

Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units (“PRSUs”), and stock appreciation rights (“SARs”). Each type of award instrument generally vests in tranches over multiple years.

Deliver a substantial portion of an executive’s total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders. Use long-term incentive awards as a tool to encourage an executive to enter into a new employment agreement or extend an existing agreement.

_____________

Awards of SARs to our CEO align his interests to those of our shareholders by tying the amount paid out (if any) directly to the increase in our stock price (if any) during the measurement period.

_____________

PRSUs incent our NEOs to achieve longer-term financial goals that are expected to lead to increased stockholder value. The multi-year service requirements also serve as a retention tool. Both the financial metrics and the longer-term vesting schedules are designed to discourage excessive risk-taking.

_____________

Restricted stock units (“RSUs”) also are used in certain contract renewals, and the multi-year service requirements serve as a retention tool.

_____________

The Committee has adopted executive stock ownership guidelines (discussed below) and implemented more extensive holding and share purchase requirements for the CEO under his new agreement. These provisions are designed to further align the interests of our NEOs with our stockholders.

Performance-Based Pay

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. A significant majority of total direct compensation for each NEO for 2014 was performance-based:

Executive	Percentage of Performance-Based Total Direct Compensation in 2014 (Target)*
Mr. Zaslav	98%
Mr. Warren	75%
Mr. Campbell	75%
Mr. Perrette	62%
Ms. Alpert Romm	61%
Mr. Hendricks	86%

*	Calculated as of March 2014, classifying annual bonus opportunity and the grant date fair value of long-term incentive compensation (and with respect to Mr. Zaslav, the “sign-on” PRSU grant) as performance-based.

As further discussed below, we entered into new employment agreements with Messrs. Warren and Campbell in August and September 2014; these new agreements increased the proportion of total direct compensation that is performance-based:

Executive	Percentage of Performance-Based Total Direct Compensation After New Employment Agreement in 2014 (Target)*
Mr. Warren	85%
Mr. Campbell	83%

*	Calculated as of December 31, 2014, classifying annual bonus opportunity and the grant date fair value of long-term incentive as performance-based compensation and using base salary and bonus target amount as of December 31, 2014.

We believe the mix of compensation for our NEOs is both competitive with the compensation practices specific to our industry and appropriately balanced to benefit the Company in both the short- and long-term without taking undue risks. Annual cash bonus awards are more fully described in “—2014 Compensation Decisions—Annual Cash Bonus Awards,” below, and our long-term incentive compensation programs are more fully described in “—2014 Compensation Decisions—Long-Term Incentive Compensation,” below.

Compensation Decisions Framework

The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary (“Annual Base Salary Review”), the payout amount for annual cash bonus awards with respect to the immediately preceding year (“Annual Bonus Review”), and annual long-term incentive (“LTI”) awards (“Annual LTI Review”) for our executive officers. This annual process includes a review of the following factors, designed to align the compensation actions with our compensation principles and objectives:

•	executive compensation market data from the Company’s peer group (discussed below);

•	relevant employment contract requirements;

•	self-evaluation of each NEO’s annual performance;

•	the CEO’s evaluation of each NEO’s annual performance (other than the CEO and the Chairman);

•	achievement of annual quantitative goals for the Incentive Compensation Plan (“ICP”), the annual cash bonus program that applies to Messrs. Perrette and Campbell and Ms. Alpert Romm;

•	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual bonuses for Messrs. Zaslav and Warren; and

•	Discovery’s Total Shareholder Return (“TSR”) and other comparative financial measures relative to the peer companies, as discussed below.

These factors are considered as a whole, with no specific weight given to a particular factor or factors.

Additional detail about the factors considered in our compensation decisions is below.

Peer Group Analysis and Comparative Financial Review

The Committee annually reviews data from a group of publicly-traded peer companies to support compensation decisions for the NEOs. The peer companies are chosen to best match our Company’s scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, and proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison. The Committee used the following peer group for 2014 after concluding that the group provided a good mix of companies with a strong focus on content and international reach.

The peer group used in 2014 consisted of:

AMC Networks Inc.

Cablevision Systems Corporation

CBS Corporation

Charter Communications, Inc.

DIRECTV

Netflix, Inc.

Scripps Networks Interactive, Inc.

Viacom Inc.

Yahoo! Inc.

Market data for the peer group was used in the negotiation of new employment agreements with Messrs. Zaslav, Warren, Perrette, and Campbell and Ms. Alpert Romm, and in determining base salary adjustments for Messrs. Warren and Campbell and Ms. Alpert Romm in the March 2014 salary review cycle. With respect to Ms. Alpert Romm, the Committee also considered market data from the Towers Watson Entertainment Survey.

In December 2013, the Committee reviewed comparative TSR and other financial measures for the peer group and determined that the Company had performed well as compared to its peers in the industry. The Committee previously used TSR, but broadened the measures used to evaluate comparative performance to include other measures to provide a deeper review of the Company’s financial and operational performance.

Comparative Financial Measures, FY 2010 – FY 2012

	Revenue Change		Operating Income Change		Enterprise Value Change(3)		Market Cap Change		TSR(1)
	1 Year	3 Year CAGR	1 Year	3 Year CAGR	1 Year	3 Year CAGR	1 Year	3 Year CAGR	1 Year(2)	3 Year(2)
Median (excluding Discovery)	4%	4%	3%	15%	10%	9%	21%	10%	31%	67%
Discovery Communications, Inc.	8%	9%	3%	13%	43%	20%	46%	22%	56%	102%
Discovery Percentile	59%	58%	50%	37%	96%	92%	max	83%	max	67%

(1)	TSR = (Stock Price End Date - Stock Price Start Date + (Dividends / Share)) / (Stock Price Start Date)

(2)	Sources Yahoo! Finance and SEC Filings

(3)	Enterprise Value = Market Capitalization + Long-Term Debt - cash + marketable securities

The Committee used this review as a reference point in determining that it was appropriate to make equity awards in the 2014 Annual LTI Review and in determining whether to adjust downward, in accordance with their terms, the payout amount of PRSU awards made to Mr. Campbell in 2011 that vested in 2014. At the time of the review, full-year data for 2013 were not available.

In late 2014, as part of the process to prepare and review market data for use in the February 2015 Annual Bonus Review, Annual LTI Review, and Annual Base Salary Review, the Committee determined that it would again be appropriate to review a broader set of measures to compare Company performance to the peer group, and reviewed revenue, OIBDA, free cash flow, and enterprise value for the Company (the “Comparative Financial Measures”) as compared to the peer group. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. See Note 22 to our Annual Report on Form 10-K for information regarding our Adjusted OIBDA.

Comparative Financial Measures, September 2011 – September 2014

	Revenue Change		OIBDA Change		Free Cash Flow		Enterprise Value Change(3)		TSR(1)
	1 Year	3 Year CAGR	1 Year	3 Year CAGR	1 Year	3 Year CAGR	1 Year	3 Year CAGR	1 Year(2)	3 Year(2)
Median (excluding Discovery)	6%	7%	4%	4%	11%	0%	-2%	16%	14%	105%
Discovery Communications, Inc.	18%	14%	12%	7%	32%	3%	-16%	19%	-7%	91%
Discovery Rank Among Peers	80%	82%	88%	84%	65%	75%	Min	76%	6%	21%

(1)	TSR = (Stock Price End Date - Stock Price Start Date + (Dividends / Share)) / (Stock Price Start Date)

(2)	Three year TSR for Sept 2011 - Sept 2014. Sources Yahoo! Finance and SEC filings

(3)	Enterprise Value = Market Capitalization + Long-Term Debt - cash + marketable securities

In this review, the Committee noted that the Company was lagging peers with respect to TSR, but based on an overall review of the Comparative Financial Measures, concluded that the Company was performing well as compared to its peers. The Committee generally moderated the bonus payout amounts for our NEOs with respect to 2014 in consideration of the Company’s performance against the Comparative Financial Measures.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies, which are identified above under “—Peer Group Analysis.” The Committee uses the peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation.

The Committee reviewed market data for Mr. Zaslav as compared to our peer group in the course of negotiating a new employment agreement with him, which was entered into on January 2, 2014.

NEO	Target Pay Against Peer Group (Before 2014 Compensation Actions)	Target Pay Against Peer Group (After January 2014 Agreement)
Mr. Zaslav	Above the 75th percentile	Significantly above the 75th percentile

In February 2014, the Committee reviewed market data for each NEO other than Mr. Zaslav and Mr. Hendricks as compared to our peer group with respect to 2013 total direct compensation, both at target and actual. The Committee undertook the review for Mr. Zaslav and the separate review for the other NEOs in setting total direct compensation for 2014, and at that time, the comparison to our peer group was as follows:

NEO	Target Pay Against Peer Group (Before 2014 Compensation Actions)	Actual Pay Against Peer Group (Before 2014 Compensation Actions and New Employment Agreements)
Mr. Warren	Slightly below median	Above the 75th percentile
Mr. Campbell	Slightly below median	Between the median and the 75th percentile
Ms. Alpert Romm	Slightly below median	Between the median and the 75th percentile

The data reviewed by the Committee with respect to Mr. Perrette related to his 2013 compensation and 2013 role of Chief Digital Officer; Mr. Perrette assumed the position of President of Discovery Networks International and was appointed as an executive officer in early 2014. At the time of the review of 2013 total direct compensation, Mr. Perrette’s target and actual total direct compensation both were between the median and the 75th percentile.

The Committee again reviewed market data in determining the compensation elements of new employment agreements entered into in 2014 for each of Messrs. Warren, Perrette and Campbell, and Ms. Alpert Romm. For Mr. Perrette, the market data for this contract review was specific to Mr. Perrette’s new role as President, Discovery Networks International. Each of these employment agreements is discussed in “Executive Compensation—Executive Compensation Arrangements,” below.

The Committee used the peer group data as a reference point in determining base salary and long-term incentive awards for Mr. Warren, Mr. Campbell, and Ms. Alpert Romm in February 2014 (as well as the new compensation terms in each executive’s employment agreement entered into later in 2014). The Committee also identified a small group of non-CEO Chairman roles within the peer group, against which the Committee concluded it would be appropriate to compare Mr. Hendricks’ compensation. The Committee used this Chairman data to determine the long-term incentive award for Mr. Hendricks, as further described below.

After the Committee increased the base salaries of and made annual long-term incentive awards to Messrs. Warren and Campbell in the first quarter of 2014, their compensation as compared to the peer group was as follows:

NEO	Actual Pay Against Peer Group (After Annual Salary Increase and 2014 Long- Term Incentive Award)
Mr. Warren	Between the median and the 75th percentile
Mr. Campbell	Between the median and the 75th percentile

The Committee further reviewed market data in determining the compensation elements of new employment agreements entered into in 2014 for each of Messrs. Zaslav, Warren, Perrette and Campbell, and Ms. Alpert Romm. For Mr. Perrette, the market data was specific to Mr. Perrette’s new role as President, Discovery Networks International. Each of these employment agreements is discussed in “Executive Compensation—Executive Compensation Arrangements,” below.

Ms. Alpert Romm’s new employment agreement was entered into on March 1, 2014. Based on the timing of the new agreement, the Committee determined to increase Ms. Alpert Romm’s base salary effective March 1, in lieu of a base salary increase in the Annual Base Salary Review. Ms. Alpert Romm received an annual equity award in the normal course of the Annual LTI Review, however. After the contract-related salary increase, and the equity award in the Annual LTI Review, Ms. Alpert Romm’s compensation as compared to the peer group moved to above the 75th percentile.

With respect to the CEO, CFO, General Counsel, and Chief Global Human Resources and Diversity Officer, the Committee compared each executive’s compensation to that of the corresponding position in the peer group, with an adjustment to the General Counsel analysis initially to reflect Mr. Campbell’s expanded role as Chief Development Officer and, in his new employment agreement, Chief Digital Officer. The Committee compared Ms. Alpert Romm’s compensation to that of peer group executives classified as most senior Human Resources officers. The Committee compared Mr. Perrette’s compensation to that of peer group executives classified as Division Presidents, although the Committee determined this was not an exact match because of the broad scope of Mr. Perrette’s international responsibilities.

Tally Sheets

The Committee regularly reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

Tax Deductibility of Executive Compensation

We consider the tax deductibility of compensation to be paid to the NEOs. Internal Revenue Code Section 162(m) (“Section 162(m)”) generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to this limit on deductibility for qualifying performance-based compensation.

Although we do not require all compensation paid to executives to be deductible, the Committee considers the impact of deductibility under Section 162(m) when making decisions about the amount and forms of executive compensation. These considerations were a factor in determining the general long-term incentive program for our senior executives, confirming the terms of new employment agreements, and the use of PRSU and SAR awards for our senior executives.

NEO Responsibilities and Accomplishments

Company performance and/or individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered Discovery’s overall strong results as well as each of the NEOs’ responsibilities and 2014 accomplishments, in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. In 2014, Mr. Zaslav led the Company in achieving our overall strong performance. In addition to operating performance, other significant accomplishments included managing growth across our networks through continued content investment, leading international investment and expansion, securing affiliate sales growth, developing management succession plans for key roles and attracting and retaining exceptional leadership talent throughout our organization. Mr. Zaslav’s general accomplishments also are discussed above under “—Highlights.”

Mr. Warren: Mr. Warren is our CFO. Mr. Warren made significant contributions in 2014, including leadership in integration of our significant strategic acquisitions, improvement of our capital structure, reduction of our effective tax rate, and enhancement of our Internal Audit function. Mr. Warren significantly increased his internal and external visibility in 2014 via successful presentations to employees, investors, and external conferences, particularly in connection with our international debt offerings. Mr. Warren added our global technology operations function to his portfolio in 2014 and created a strong operations and technology office to support international growth and operational efficiencies.

Mr. Campbell: Mr. Campbell is our Chief Development Officer and General Counsel, and expanded his role to include Chief Digital Officer in 2014. Mr. Campbell reports to the CEO. Mr. Campbell successfully led a number of significant acquisitions and growth-oriented investments in 2014, contributing materially to the outstanding performance of our international division, including acquisition of a controlling interest in Eurosport, a 50% interest in All3Media, and 100% of the production company RawTV. Mr. Campbell provided outstanding legal support for the Company, including the legal strategy on acquisitions and divestitures and key distribution agreement renewals, as well as leadership of business affairs, production management, and our internal studios, to support our networks globally. After assuming leadership of our Digital Media organization, Mr. Campbell successfully reorganized the Digital Media team to emphasize international growth and the development of a TV Everywhere strategy in the U.S.

Mr. Perrette: Mr. Perrette serves as President of Discovery Networks International and reports to the CEO. Mr. Perrette quickly established himself as the leader of our international division and drove outstanding financial and organizational results in 2014, including record financial results, increases in audience and share, positive affiliate renewals, successful integrations of international acquisitions, and establishment of a strong international leadership team. Mr. Perrette established relationships with key affiliates and partners and worked closely with our network leadership teams to create opportunities for collaboration between the U.S. networks and international division.

Ms. Alpert Romm: Ms. Alpert Romm is our Chief Global Human Resources and Diversity Officer. Ms. Alpert Romm made significant contributions in 2014, including leading the employment-related elements of integration of our significant strategic acquisitions, which involved the harmonization of incentive and benefit plans in highly-complex jurisdictions. Ms. Alpert Romm personally negotiated several key executive employment agreements, recruited key leadership, and led a robust and well-managed organizational talent review process, including direct engagement of our Board on senior executive succession planning. Ms. Alpert Romm’s broad global contributions were reflected in a successful global employee survey in 2014 with outstanding results on employee engagement and other important metrics.

Mr. Hendricks: Until May 2014, Mr. Hendricks was our Chairman and Founder and reported directly to the Board. Mr. Hendricks helped support our strong business results, commitment to nonprofit engagement, and culture of integrity.

2014 Compensation Decisions

The following chart summarizes the compensation decisions for 2014 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussions immediately below the chart.

Element of Compensation	2014 Compensation Decisions

Base Salary

Maintained base salary for Messrs. Zaslav and Hendricks.

Increased base salary for Messrs. Warren, Perrette, and Campbell and Ms. Alpert Romm. These increases included adjustments in the Annual Base Salary Review in March for Messrs. Warren and Campbell as well as off-cycle increases for Messrs. Warren, Perrette, and Campbell and Ms. Alpert Romm associated with each entering into a new long-term employment agreement.

Annual Cash Bonus

Paid annual bonuses to each of the NEOs other than Mr. Hendricks, under a program intended to exempt the bonus from the deduction limits of Section 162(m), in the Annual Bonus Review. The bonus payouts reflected strong Company performance in 2014, as well as the assessment of each NEO’s individual performance. Mr. Hendricks was not eligible to be considered for a bonus for 2014 performance because he retired in May 2014.

The Committee increased the target annual bonus amount for each of Messrs. Zaslav, Warren, Perrette, and Campbell, and Ms. Alpert Romm, as a component of entering into a new long-term employment agreement with each of them.

Element of Compensation	2014 Compensation Decisions

Long-Term Incentive Awards

Made equity awards to Mr. Zaslav, in amounts as agreed in the negotiation of his new long-term employment agreement.

Awarded stock options and PRSUs to Messrs. Warren, Hendricks, Perrette and Campbell and Ms. Alpert Romm. These included awards in the Annual LTI Review to Messrs. Warren, Hendricks, and Campbell, and awards to Messrs. Warren, Perrette and Campbell as a component of each entering into new long-term employment agreements. The award to Mr. Perrette was made at the same time as the Annual LTI Review, but was determined as a component of entering into a new employment agreement in January 2014.

Awarded time-based RSUs to Ms. Alpert Romm as a component of entering into a new employment agreement in March 2014.

Base Salary

Mr. Zaslav: Mr. Zaslav entered into a new employment agreement with the Company on January 2, 2014. Under the terms of that agreement, Mr. Zaslav’s base salary remains flat at $3 million for 2014 and the remainder of the six-year term of the agreement. The employment agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Warren: In 2014, Mr. Warren was employed initially pursuant to an employment agreement entered into in 2012 that set his base salary and provided for annual salary reviews. In March 2014, the Committee increased Mr. Warren’s base salary by 4.5%, after consideration of market data and Mr. Warren’s strong performance in 2013. In September 2014, Mr. Warren entered into a new employment agreement with the Company that provided for a further 21% increase in base salary. This additional increase was based on review of market data and the desire to encourage Mr. Warren to sign a new, long-term employment agreement. For more information about Mr. Warren’s employment agreements, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Campbell: In 2014, Mr. Campbell was employed initially pursuant to an employment agreement entered into in 2010 that set his base salary and provided for annual base salary increases of at least the amount of the Company’s overall merit increase for U.S.-based employees. In March 2014, the Committee increased Mr. Campbell’s base salary by 4.0%, more than the amount required by contract, in consideration of the market data and in recognition of Mr. Campbell’s outstanding performance in 2013. In August 2014, Mr. Campbell entered into a new employment agreement with the Company that provided for a further 34% increase in base salary. This further increase was based on review of market data, recognition of the expansion of Mr. Campbell’s responsibilities to include Digital Media and the desire to encourage Mr. Campbell to sign a new, long-term employment agreement. For more information about Mr. Campbell’s employment agreements, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Perrette: The Committee increased Mr. Perrette’s base salary from $931,500 to $1,000,000 in early 2014 in conjunction with Mr. Perrette’s accepting the role of President of Discovery Networks International and entering into a new employment agreement with us. The Committee considered market data, Mr. Perrette’s strong performance, and the desire to encourage Mr. Perrette to accept the new role and relocate to our London offices. Under the terms of the employment agreement, Mr. Perrette was not eligible for a further salary increase in the March 2014 salary increase review cycle. The agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Ms. Alpert Romm: The Committee increased Ms. Alpert Romm’s base salary from $674,700 to $750,000 in March 2014 in conjunction with Ms. Alpert Romm entering into a new employment agreement with us. Under the terms of the agreement, Ms. Alpert Romm was not eligible for a further salary increase in the Annual Base Salary Review. The agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Hendricks: Mr. Hendricks was employed pursuant to a letter agreement entered into in July 2008 (the “Hendricks Letter”). The Hendricks Letter set Mr. Hendricks’ annual base salary at $1 million and Mr. Hendricks’ base salary remained $1 million since 2008. For more information about the Hendricks Letter, please see “Executive Compensation-Executive Compensation Arrangements,” below.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of the NEOs other than Mr. Hendricks with respect to 2014 in the Annual Bonus Review in February 2015. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join our Company, an assessment of what level of compensation is needed to encourage the individual to accept our offer of employment.

Mr. Perrette, Mr. Campbell, and Ms. Alpert Romm participate in the ICP, our annual bonus plan that applies broadly to employees around the world. As discussed below, the determination of the actual cash bonus under the ICP is based on achievement of annual financial targets and individual performance, as applied to the target value.

The bonus structure for Messrs. Zaslav and Warren was designed by the Committee to meet specific objectives and is unique to them. As discussed below, the annual bonus for the CEO and CFO is based 50% on achievement of financial targets and 50% on qualitative goals. This design allows the Committee to incentivize and reward appropriate setting of financial targets by these key roles; the Committee adopted this design as a result of its ongoing risk assessment of our executive compensation programs. Unlike the ICP design, the bonus for Messrs. Zaslav and Warren is based 50% on qualitative goals and that portion is determined without reference to the Company’s performance against financial targets. Given the CEO’s and CFO’s roles in setting the annual financial targets used for the ICP, the Committee concluded that it would be appropriate to have a substantial part of their bonus based on separate qualitative measures.

The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement, as was the case in 2014 with each of the NEOs other than Mr. Hendricks. Each of these NEO’s bonus target was increased for 2014 as part of negotiation of new long-term employment agreements (further described in “Executive Compensation—Executive Compensation Arrangements”), as follows:

NEO	2013 Bonus Target	2014 Bonus Target	Rationale

Mr. Zaslav	$6 million	$6.6 million	Mr. Zaslav’s bonus target was increased as one of the terms of his 2014 employment agreement. That agreement kept Mr. Zaslav’s base salary flat for the six-year term and provided for annual increases in the bonus target, consistent with the Committee’s desire to deliver the vast majority of Mr. Zaslav’s pay in the form of performance-based compensation.

NEO	2013 Bonus Target	2014 Bonus Target	Rationale

Mr. Warren	100% of base salary	120% of base salary	Mr. Warren’s bonus target was increased as one of the terms of his 2014 employment agreement. The Committee increased the bonus target as one element to encourage Mr. Warren to enter into a new long-term employment agreement, and in consideration of the market data, Mr. Warren’s history of strong performance, and the Committee’s emphasis on performance-based compensation.

Mr. Campbell	90% of base salary	130% of base salary	Mr. Campbell’s bonus target was increased as one of the terms of his 2014 employment agreement, under which he added responsibility for the Company’s Digital Media division to his portfolio. The Committee increased the bonus target as one element to encourage Mr. Campbell to accept the additional responsibilities and enter into a new long-term employment agreement, and in consideration of the market data and the Committee’s emphasis on performance-based compensation.

Mr. Perrette	85% of base salary	110% of base salary	Mr. Perrette’s bonus target was increased as one of the terms of his 2014 employment agreement, under which he transitioned from leading the Company’s Digital Media division to become the President of Discovery Networks International. The Committee increased the bonus target as one element to encourage Mr. Perrette to accept the new role and enter into a new long-term employment agreement, and in consideration of the market data and the Committee’s emphasis on performance-based compensation.

Ms. Alpert Romm	70% of base salary	80% of base salary	Ms. Alpert Romm’s bonus target was increased as one of the terms of her 2014 employment agreement. The Committee increased the bonus target as one element to encourage Ms. Alpert Romm to enter into a new long-term employment agreement, and in consideration of the market data, Ms. Alpert Romm’s history of strong performance, and the Committee’s emphasis on performance-based compensation.

The following chart summarizes the bonus design and payout for each NEO for 2014, with detailed discussion in the section that follows the chart. Mr. Hendricks was not eligible for and did not receive a bonus payout with respect to 2014.

NEO	2014 Target Amount	2014 Metrics	2014 Bonus Award

David M. Zaslav, CEO	$6.6 million (equivalent of 220% of base salary)	50% qualitative goals 50% quantitative goals	$6,082,359, based on achievement of 96% of the quantitative goals and 94% of the qualitative goals. The aggregate payout amount was 92% of target after application of the Committee’s downward discretion.

Andrew Warren, CFO	$1,119,344 (blended amount, based on 100% of base salary and increase to 120% mid-year)

50% qualitative goals

50% quantitative goals

•    Individual performance factored into determination of payout percentage with an individual performance based multiplier (“individual multiplier”) and allocation of performance pool

$1,346,425, based on achievement of 96% of quantitative goals and 95% of the qualitative goals. Includes application of Committee’s downward discretion, individual multiplier, and allocation of the performance pool. The aggregate payout amount was 120% of target, reflecting Mr. Warren’s strong individual performance in 2014.

Bruce L. Campbell, Chief Development and Digital Officer and General Counsel	$1,401,456 (blended amount, based on 90% of base salary and increase to 130% mid-year)

100% ICP calculation

•    100% of ICP assigned to achievement of Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1,957,370, based on calculation of the ICP payout. ICP calculation based on Company performance and an individual multiplier at target. The aggregate payout amount was 140% of target, reflecting Mr. Campbell’s strong individual performance and contributions to international growth and strategic acquisitions in 2014.

Jean-Briac Perrette, President, Discovery Networks International	$1.1 million 110% of base salary

100% ICP calculation

•    80% of ICP assigned to achievement of international division financial metrics and 20% to Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1,808,500, based on calculation of the ICP payout. ICP calculation based on Company and international division performance, individual multiplier, and allocation of the performance pool. The aggregate payout amount was 164% of target, reflecting the strong performance of Mr. Perrette and the international division in 2014.

NEO	2014 Target Amount	2014 Metrics	2014 Bonus Award

Adria Alpert Romm, Chief Global Human Resources and Diversity Officer	$586,907 (blended amount, based on 70% of base salary and increase to 80% in March)

100% ICP calculation

•    100% of ICP assigned to achievement of Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$755,132, based on calculation of the ICP payout. ICP calculation based on Company performance and an individual multiplier at target. The aggregate payout amount was 129% of target, reflecting Ms. Alpert Romm’s strong individual performance in 2014.

Annual bonus compensation for the NEOs is paid under the Discovery Communications, Inc. 2013 Incentive Plan (the “2013 Stock Plan”) and is intended to qualify as performance-based compensation under Section 162(m). At the beginning of 2014, the Committee set a Company performance criterion and a maximum annual bonus amount for each NEO and certain other senior executives as the initial step in structuring the bonus awards as performance-based under Section 162(m). If the performance criterion for the year is met, the actual bonus award for each NEO is subject to the Committee’s negative discretion (“downward discretion”). Mr. Zaslav’s annual bonus opportunity was capped at a maximum of 300% of base salary, and each of the remaining NEOs’ annual bonus opportunity was capped at a maximum of 250% of base salary (using base salary determined as of the first day of the year).

The Committee exercises its downward discretion based on each executive’s individual performance and Company performance, calculated against target bonus amounts for each executive that are expressed as a percentage of salary. With respect to Messrs. Zaslav and Warren, the Committee considered each executive’s achievement of quantitative and qualitative goals set by the Committee. For Mr. Perrette, Mr. Campbell, and Ms. Alpert Romm, the Committee considered the achievement of the applicable financial metrics of the ICP.

For 2014, the Committee set the performance threshold at $1,324 million of Adjusted OIBDA for purposes of determining eligibility to receive payouts of the annual cash bonus opportunity for all NEOs.

In the 2014 Annual Bonus Review, the Committee determined that this performance threshold was met for 2014 and exercised its downward discretion to determine each NEO’s specific bonus payment amount as discussed below.

Annual Cash Bonus Awards for Messrs. Zaslav and Warren

The annual cash bonus for Messrs. Zaslav and Warren is based on achievement of Company financial and individual qualitative goals. The Committee approved goals for each of them in March 2014, with goals based 50% on quantitative financial achievement and 50% on qualitative goals related to individual accomplishments.

The quantitative goals for both were the same and were based on:

•	Net Revenue;

•	Adjusted Free Cash Flow (as defined in the next table); and

•	Further Adjusted OIBDA (as defined in the next table).

The Committee determined that including all three measures was appropriate for the roles of CEO and CFO given the scope of their responsibilities and direct impact on resource allocation decisions.

The Committee annually reviews potential adjustments to the performance against these measures. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency-neutral. The Committee groups adjustments into three categories:

•	unplanned acquisitions (and related expenses);

•	unplanned programming or new business investments; and

•	corporate transactions (including corporate debt transactions and accounting or legal changes that resulted in unforeseen changes).

The table below provides the definition of each of the three financial metrics and describes at a high level the 2014 adjustments:

Financial Metric	Definition	2014 Adjustments
Net Revenue	Revenue from ordinary business operations.	Adjustments in each of the following three areas: acquisitions (and related expenses), based on international and domestic acquisitions in 2014, unplanned new programming or new business investments, adjustments for shortfalls due to Russia/Ukraine geopolitical issues and audience measurement issues in Sweden, unbudgeted new channel launches internationally, and non-renewal of streaming video contracts.

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.

Adjustments on the same bases described above, as well as adjustments for the impairment related to a planned live program that was cancelled as a result of the 2014 Mount Everest avalanche, incremental capital investment in technology, costs associated with issuance of a special stock dividend, and legal fees.

Further Adjusted OIBDA

Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.

Adjustments on the same bases described above for Adjusted Free Cash Flow.

The quantitative goals were weighted to reflect equal emphasis on the three measures. The Committee initially approved the targets in early 2014. For 2014, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue ($ in millions)	33.3%	$5,228	$6,534	$6,449
Adjusted Free Cash Flow ($ in millions)	33.3%	$1,072	$1,340	$1,389
Further Adjusted OIBDA ($ in millions)	33.3%	$2,119	$2,649	$2,616

The Committee set the individual qualitative goals for Messrs. Zaslav and Warren related to areas of strategic priority for the Company. The Committee sets new goals each year based on the changing priorities of the Company, and there is significant variation from year to year in annual goals and weighting. For 2014, Mr. Zaslav’s goals, with weighting, were:

•	manage growth across networks through continued content investment, including brand defining content, and strategic allocation of assets for long-term growth (20%);

•	drive revenue through affiliate sales growth and securing advertisers for cable, free-to-air, and digital platforms to outperform peers in domestic and international markets (20%);

•	drive international growth through potential new acquisitions, integrate completed acquisitions and build a strong content presence in local markets (20%);

•	further develop management succession plans for key operational roles (15%);

•	further develop strategies on content and distribution that protect and move our business forward with emerging technologies (15%);

•	continue to attract, retain, differentiate and reward exceptional talent in cable, new media, free-to-air and education, at all levels on a global basis (10%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals and reflects areas of focus for the year. The Committee historically has set Mr. Zaslav’s goals with a significant degree of stretch and has evaluated his achievement against the goals by requiring a significant degree of over-performance to meet the goal.

Mr. Warren’s goals, with weighting, were to:

•	successfully integrate acquisitions (40%);

•	improve our capital structure (40%); and

•	enhance our internal audit function (20%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals, and was consistent with the CEO’s recommendation.

In early 2015, the Committee reviewed the achievement of the goals, considering each executive’s assessment and, with respect to Mr. Zaslav, the input of the Board. The Committee determined that the Company achieved 98.7% of the Net Revenue metric, 103.7% of the Adjusted Free Cash Flow metric, and 98.8% of the Further Adjusted OIBDA metric, for overall performance of 95.8%.

With respect to the qualitative goals, the Committee, in consultation with the Board, determined that Mr. Zaslav had achieved his qualitative goals at the 94% level. This level of achievement reflected the “stretch” quality of the goals and the Committee’s desire to incentivize outstanding performance with goals that require significant over achievement.

The Committee determined that Mr. Warren had achieved his qualitative goals at the 95% level. For 2014, the Committee applied the same “stretch” approach to assessing Mr. Warren’s achievement of goals as applied to Mr. Zaslav, requiring a significant degree of over-performance to meet each goal at the 100% level. This was a change from 2013, when the Committee approved achievement of Mr. Warren’s goals at a level slightly over 100%. The change was based on the Committee’s desire to set robust goals with the expectation of exceptional performance. With respect to Mr. Warren, the Committee also considered the individual multiplier and allocation of a discretionary performance pool amount recommended by Mr. Zaslav, using the same methodology described with respect to Messrs. Perrette and Campbell’s bonus calculations, below.

Based on these assessments, the Committee certified achievement of the performance criteria and exercised its downward discretion from the maximum bonus to determine that bonus payments of $6,082,359 to Mr. Zaslav (92% of the overall target amount, based on achievement of 96% of the quantitative and 94% of the qualitative goals), and $1,346,425 to Mr. Warren (120% of the overall target amount, based on achievement of 96% of the quantitative and 95% of the qualitative goals, application of the individual multiplier, and allocation of the performance pool) were appropriate.

Annual Cash Bonus Payments for Messrs. Perrette and Campbell

The 2014 annual cash bonus for Messrs. Perrette and Campbell was based on the terms of the ICP. The ICP specifies various financial metrics depending on an employee’s role and business alignment. The financial metrics that applied to Mr. Perrette’s bonus were based 80% on the results of the Discovery Networks International line of business and 20% on overall Company results. The financial metrics for Mr. Campbell’s bonus were based on the Company’s overall results. The Committee did not adjust Mr. Campbell’s metrics when his responsibilities were expanded to include the Company’s Digital Media division in August 2014; the Committee determined to continue to apply the corporate metrics and to add a component related to Digital Media for the 2015 bonus year.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•	second, establishing the amount payable due to the achievement of Discovery as a whole and any applicable line of business performance measures, as applied to the target bonus amount;

•	third, multiplying that amount by an individual multiplier (ranging from 0 to 1.5) that reflects individual performance; and

•

fourth, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers if the applicable financial metrics are achieved at a level higher than 100% of target.

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Base salary) X (Target bonus percentage) X (percentage based on achievement of applicable financial metrics) X (individual performance multiplier) + (allocation of any available performance pool funds based on individual performance)

2014 ICP, Paid in March 2015

In the first quarter of 2014, the Committee established threshold (20% payout), target (100% payout) and maximum (125% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Company’s discretion and a scale that determined the amount payable for achievement of results in between the minimum and the over-achievement amounts.

The 2014 ICP performance targets for the Company as a whole are set forth in the following table:

Discovery Communications	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	45%	$5,881	$6,534	$7,188	$6,449
Adjusted Free Cash Flow ($ in millions)	55%	$928	$1,340	$1,751	$1,389

The 2014 ICP performance targets for Discovery Networks International (the metric used for 80% of Mr. Perrette’s 2014 bonus) are set forth in the following table:

Discovery Networks International	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	45%	$3,000	$3,334	$3,667	$3,333
Further Adjusted OIBDA ($ in millions)	55%	$893	$1,193	$1,493	$1,184

The Net Revenue and Adjusted Free Cash Flow measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Messrs. Zaslav and Warren, and were subject to the same adjustments discussed above.

The determination as to whether the 2014 financial performance measures were met was made in the Annual Bonus Review during the first quarter of 2015, following review of the full-year 2014 financial statements. Both the international division and overall Company financial metrics were slightly below target, but each exceeded the Adjusted Free Cash Flow measure. Based on the Adjusted Free Cash Flow performance, a “performance pool” was available for allocation for the NEOs covered by the ICP and for Mr. Warren. In the cases of Mr. Perrette, Mr. Campbell, and Ms. Alpert Romm, Mr. Zaslav recommended an individual performance multiplier to be applied to the ICP calculation. Mr. Zaslav also recommended allocation of the performance pool to Messrs. Warren, Perrette, and Campbell, and Ms. Alpert Romm, based on their strong 2014 performance. The Committee reviewed this recommendation, each of these NEOs’ self-assessment of individual performance for 2014, and Mr. Zaslav’s review of each executive’s 2014 performance. The Committee certified achievement of the Section 162(m) performance criterion and exercised its downward discretion from the maximum bonus to determine a bonus payment of $1,808,500 for Mr. Perrette (164% of the target amount), $1,957,370 for Mr. Campbell (140% of the target amount), and $755,132 for Ms. Alpert Romm (129% of target amount).

Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2014 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2014 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2014, we made long-term equity or equity-type awards to each of the NEOs, which we believe serve to focus their attention on increasing the Company’s value over time.

Annual LTI Review. The Committee considers annual LTI awards for executive-level employees early each year in the Annual LTI Review. Each of the NEOs other than Mr. Zaslav is eligible for consideration in this annual review. (Mr. Zaslav’s LTI awards for each year are specified in his employment agreement, although the Committee determines financial metrics for each performance-based award at the time the award is made.) As an initial matter, the Committee reviews market data for similar roles in the peer group and determines a target amount for the LTI awards that is expressed as a dollar value. With respect to Messrs. Warren, Perrette, and Campbell and Ms. Alpert Romm, the CEO then reviews the target value approved by the Committee and recommends a dollar value for the award based on each NEO’s individual performance. The Committee approves the overall award value, which is then converted into a number of units.

For 2014, as in prior years, the awards to NEOs in the Annual LTI Review were in the form of stock options and PRSUs (50% of the target value in stock options with respect to the Company’s Series A common stock, 50% in PRSUs (as described under “—Stock Plan,” below)). The approved value is converted into a number of stock options based on the Black-Scholes value of the stock option and PRSUs using the closing price of Discovery Series A common stock on the Nasdaq Global Select Market. In 2014, the Committee continued the practice of using the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the PRSUs as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants and, with respect to stock options, the ability of the Committee to review the actual number of units at the time the grant is made.

Contract LTI Awards. The Committee also considers LTI awards associated with new or extended employment contracts. The Committee assesses market data, the executive’s individual performance, and what the Committee determines is an appropriate amount to encourage the executive to enter into the agreement. The Committee believes it is appropriate to use this type of performance-based compensation to secure an extended agreement. The Committee followed this process in 2014 in determining awards associated with new employment agreements for each of the NEOs other than Mr. Hendricks.

Timing of Awards. The Committee’s intent is to make equity awards annually in late February or early March of each year, with new hire, promotion, and contract grants made throughout the year in the Committee’s regular meetings, generally on or about the 15th of each month. In 2014, this resulted in the practice of holding regularly-scheduled Committee meetings on or about the 15th day of each month and making awards at each meeting, with the exercise price based on the closing price per share of the Company’s Series A common stock on the Nasdaq Global Select Market on the date the awards were granted. On occasion for administrative convenience, we may make a grant with a future effective date, with the grant price set on the future effective date.

Our practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

Stock Plan. The Committee makes LTI awards under the 2013 Stock Plan, an equity-based long-term incentive plan that was approved by our shareholders in 2013. The prior plan, the 2005 Stock Plan, was the primary vehicle for long-term incentive compensation for Company employees after we became a public company and until the 2013 Stock Plan was approved. The terms of the 2005 and 2013 Stock Plans are generally consistent and equity awards under the two plans have the same vesting schedules and similar terms.

2014 LTI Awards

The following chart summarizes the equity awards made in 2014 to each NEO. Because the awards for Mr. Zaslav were specified in his employment agreement as a number of units rather than an overall target value, we have included the fair market value as of the date of grant for that award in the column that specifies the 2014 target amount for the other NEOs.

NEO	2014 Target Amount or FMV	2014 LTI Awards	Design

David M. Zaslav, CEO	$145 million (fair market value at time of grant)	224,845 Sign-On PRSUs 910,000 PRSUs 3,702,660 SARs	All of Mr. Zaslav’s LTI awards were made in conjunction with entering into a new six-year employment agreement. The awards included a large upfront initial award of cash- and stock-settled SARs (“Special SARs”), a smaller one-time sign-on PRSU grant with a one-year performance period (the “Sign-On PRSU”), and a large upfront PRSU grant with a multi-year performance period.

Andrew Warren, CFO	$2.5 million in Annual LTI Review $2 million in contract grant	57,455 stock options 15,220 PRSUs in Annual LTI Review 55,142 PRSUs in conjunction with new employment agreement	Mr. Warren received awards of stock options and PRSUs in the 2014 Annual LTI Review. The Committee approved a separate award of PRSUs later in the year, in conjunction with Mr. Warren’s entering into a new employment agreement.

Bruce L. Campbell, Chief Development and Digital Officer and General Counsel	$2.3 million in Annual LTI Review $2 million in contract grant	52,858 stock options 14,003 PRSUs in Annual LTI Review 50,429 PRSUs in conjunction with new employment agreement	Mr. Campbell received awards of stock options and PRSUs in the 2014 Annual LTI Review. The Committee approved a separate award of PRSUs later in the year, in conjunction with Mr. Campbell’s entering into a new employment agreement.

Jean-Briac Perrette, President, Discovery Networks International	$500,000 in the Annual LTI Review $1.15 million in contract grant	11,491 stock options 3,044 PRSUs in Annual LTI Review 14,003 PRSUs in conjunction with new employment agreement	Mr. Perrette received awards of stock options and PRSUs in the 2014 Annual LTI Review and a separate award of PRSUs in conjunction with Mr. Perrette’s entering into a new employment agreement.

NEO	2014 Target Amount or FMV	2014 LTI Awards	Design

Adria Alpert Romm, Chief Global Human Resources and Diversity Officer	$500,000 in Annual LTI Review $100,000 in contract grant	11,491 stock options 3,044 PRSUs in Annual LTI Review 1,218 RSUs in conjunction with new employment agreement	Ms. Alpert Romm received awards of stock options and PRSUs in the 2014 Annual LTI Review. The Committee approved a separate award of RSUs in conjunction with Ms. Alpert Romm entering into a new employment agreement.

John S. Hendricks, Founder and Former Chairman	$5.8 million	133,293 stock options 35,310 PRSUs	Mr. Hendricks received stock option and PRSU awards in the 2014 Annual LTI Review.

Stock Options. The stock option awards made in the Annual LTI Review have a four-year vesting schedule, become exercisable (while the holder remains employed) in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement.

PRSUs. The PRSU awards made in the Annual LTI Review also have a four-year vesting schedule, but vest in two equal tranches, the first 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. Vesting of the PRSU awards is contingent on meeting Company financial performance metrics for Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow, for a three-year performance period. The Committee adopted this design after reviewing market trends and best practices and concluding that a balance of stock options and PRSUs would:

•	provide appropriate incentives;

•	link the interests of our senior executives to our stockholders, focusing our senior executives on longer-term Company financial goals;

•	serve as a retention tool; and

•	allow for tax deductibility of the equity awards as performance-based.

The PRSU awards are intended to qualify as performance-based compensation under Section 162(m) and follow a similar structure to that of the annual bonus design. At the beginning of each year, the Committee sets a Company performance criterion and a maximum number of PRSUs for each NEO and certain other senior executives as the initial step in structuring the awards as performance-based under Section 162(m). If the performance criterion for the three-year performance period is met, the actual number of PRSUs distributed to each NEO is subject to the Committee’s downward discretion. The maximum amount of the PRSU award is the target amount. There is no upside for over-performance, which the Committee determined was appropriate to discourage excessive risk-taking by our senior executives.

Once the Committee determines the performance criterion is met, the Committee exercises its downward discretion based on Company performance against the Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow targets. As part of the Committee’s downward discretion, the awards also provided that the Committee may determine, for awards to NEOs other than Mr. Zaslav, and based on the Company’s performance relative to peers, to (i) reduce the number of vesting shares by up to 25% or (ii) increase the number of vesting shares by up to 25% (but not beyond 100% of the target amount for each PRSU award).

The performance metrics to be used by the Committee in its exercise of downward discretion are based on Net Revenue, Adjusted OIBDA, and Adjusted Free Cash Flow. Over-performance on the Adjusted OIBDA or Adjusted Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the Net Revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting for the awards of PRSUs made in 2014 are as follows:

		Performance Against Target ($ in millions)
	Weight	120%	110%	100%	95%	90%	85%	81%	80%
Revenue	20%	23,819	21,834	19,849	18,857	17,864	16,872	15,979	15,879
Adjusted OIBDA	40%	9,704	8,896	8,087	7,683	7,278	6,874	6,510	6,470
Adjusted Free Cash Flow	40%	4,950	4,538	4,125	3,919	3,713	3,506	3,321	3,300

Maximum Vesting		100%	100%	100%	95%	90%	75%	50%	0%

RSUs. The Committee made an award of RSUs to Ms. Alpert Romm in connection with entering into a new employment agreement. The RSU award has a four-year vesting schedule, vests in three substantially equal tranches on the second, third, and fourth anniversaries of date of grant, assuming continued employment, and is otherwise consistent with the terms of the applicable plan and award agreement.

Contract Awards—Warren, Perrette, Campbell, and Alpert Romm

The Committee made special awards of PRSUs to Messrs. Warren, Perrette, and Campbell, and RSUs to Ms. Alpert Romm, in conjunction with each entering into a new employment agreement. The Committee determined to make an award of RSUs rather than PRSUs to Ms. Alpert Romm because she was not, at the time of the award, an NEO, and the Committee applied the same general approach that it uses in contract renewal awards for non-NEOs, which are made in the form of RSUs. The RSU award to Ms. Alpert Romm had the same terms and conditions as those used in general employee awards, including the vesting schedule summarized above.

The PRSU award to Mr. Perrette was made at the same time as the PRSU awards under the Annual LTI Review, and had the same terms, conditions and metrics as those awards, and the same vesting schedule. The awards to Messrs. Warren and Campbell were made later in the year and were based on achievement of performance metrics during the period from July 1, 2014 to December 31, 2016, as set forth below. Mr. Warren’s award vests 50% on September 1, 2017, and 50% on September 1, 2018 (both subject to achievement of the performance metrics and the other terms and conditions of the award). Mr. Campbell’s award vests 50% on July 31, 2017, and 50% on July 31, 2018 (again, both subject to achievement of the performance metrics and the other terms and conditions of the award). The shorter performance period and special vesting dates were designed to align with the effective dates of the new contracts, and to set performance periods that qualified the awards as deductible under Section 162(m):

		Performance Against Target ($ in millions)
	Weight	120%	110%	100%	95%	90%	85%	81%	80%
Revenue	20%	19,612	17,978	16,343	15,526	14,709	13,892	13,156	13,075
Adjusted OIBDA	40%	8,017	7,349	6,681	6,347	6,013	5,679	5,378	5,345
Adjusted Free Cash Flow	40%	4,079	3,739	3,399	3,229	3,059	2,889	2,736	2,719

Maximum Vesting		100%	100%	100%	95%	90%	75%	50%	0%

Zaslav PRSUs and Special SARs.

The Committee made special awards of PRSUs and Special SARs to Mr. Zaslav in conjunction with entering into his new employment agreement. The agreement provided for the following three awards, each of which was made early in 2014:

•	a “sign-on” award of 224,845 PRSUs, which vests after one year, assuming achievement of one-year performance metrics;

•	a large upfront grant of 910,000 PRSUs, which vests after three years, assuming achievement of three-year performance metrics; and

•	a large upfront grant of 3,702,660 Special SARs.

One-half of the PRSUs will be distributed in the year after the end of the performance period, and the remaining one-half will be distributed in two equal parts in the second and third years after the end of the performance period, unless Mr. Zaslav has validly elected to further defer distribution of the shares.

The Special SARs mature and pay out in four equal tranches, 25% each year, as of the first four anniversaries of the date of grant. The Special SARs are 25% stock-settled and 75% cash-settled. The amount of the payout for the Special SARs, if any, is based on the appreciation in our stock price from the grant date to the applicable anniversary. Both the base price and the exercise price are calculated based on a 20-day average closing price, for the ten trading days preceding and including the date for which valuation is occurring and the ten trading days following the date for which valuation is occurring. These Special SARs are designed to auto-exercise; Mr. Zaslav does not choose the timing of exercise and each tranche exercises automatically on the relevant anniversary grant date. All of the units are exercised by the fourth anniversary of the date of grant.

The design of Mr. Zaslav’s compensation in the new employment agreement emphasizes shareholder alignment through requiring substantial stock holdings. Under the employment agreement, Mr. Zaslav is required to hold at least 60% of the net shares delivered to him under the PRSU awards and the stock-settled portion of the Special SAR award until the end of the term of the agreement. In addition, Mr. Zaslav is required to purchase shares in the Company with 35% of the net cash proceeds of the cash-settled Special SAR award, and similarly to hold the shares purchased until the end of the term of the agreement.

The Committee determined that these awards were appropriate to secure Mr. Zaslav’s services in a long-term agreement, to structure an agreement under which the vast majority of compensation is performance-based compensation, primarily in the form of LTI awards, tie his compensation to increases in shareholder value, and require Mr. Zaslav to hold the majority of the equity distributed to him to the end of the term of the agreement.

Payouts under PRSU Awards for Measurement Period 2012-2014

In February 2015, the Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2012 through December 31, 2014, with respect to the awards made in 2012 to Messrs. Zaslav, Perrette and Campbell, and Ms. Alpert Romm. For the 2012 PRSU awards, the performance threshold was set at $5.3 billion in Adjusted OIBDA over the three- year performance period. The Committee determined that the Company had met or exceeded the performance threshold for these awards.

As an initial matter, as discussed above, the Committee reviewed the Company’s performance relative to the peer group during the three-year performance and determined that the Company’s performance had been strong relative to its peers. Accordingly, the Committee decided not to exercise discretion to reduce the number of shares for these awards.

The Committee then reviewed the performance against the three financial metrics for the awards to Messrs. Zaslav, Perrette, and Campbell, and Ms. Alpert Romm and concluded that the Company had met or exceeded the Net Revenue and Adjusted OIBDA metrics and achieved 99.6% of the Adjusted Free Cash Flow during the performance period. Under the design of these awards, the overperformance on Adjusted OIBDA offset the underperformance on Free Cash Flow. In accordance with Mr. Zaslav’s previous employment agreement, 100% of the 2012 award vested in 2015 and the Company distributed 73% of the shares (27% will be distributed in future years, in accordance with the terms of the agreement). With respect to the awards to Mr. Perrette, Mr. Campbell, and Ms. Alpert Romm, 50% of the shares vested and were distributed, and 50% will be distributed in 2016 based on each executive’s continued employment and the other terms and conditions of the award. The performance against each of the three metrics was as follows:

	Targets					Performance					Payout Schedule
	Target Weighting	2012	2013	2014	Cumulative	2012	2013	2014	Cumulative	Perfor- mance against Target	CEO	Execu- tives
Revenue ($ in millions)	20%	4,538	4,741	4,916	14,195	4,487	5,536	6,266	16,289	114.8%	100%	100%
Adjusted OIBDA ($ in millions)	40%	2,091	2,215	2,312	6,618	2,096	2,425	2,490	7,011	105.9%	100%	100%
Adjusted Free Cash Flow ($ in millions)	40%	1,084	1,222	1,287	3,593	1,066	1,233	1,279	3,578	99.6%	100%	100%

Retirement Benefits

The NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs. The NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of Company matching contributions, subject to certain limits under applicable tax regulations. We also make a supplemental contribution into the SRP for those employees whose base salary exceeds the IRS compensation limit under the 401(k) regulations. This Company contribution uses the same formula applied for the 401(k) match (4.5%) and that is applied to the base salary in excess of the IRS limit (for 2014, this was $260,000), up to a maximum of $1 million in base salary. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of payouts under the Discovery Appreciation Plan (“DAP”) and ICP awards into their SRP accounts. These amounts are not included in the calculation of the supplemental Company contribution into the SRP. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in the Company’s 401(k) plan to:

•	save a proportionate amount for retirement;

•	provide the same Company contribution amount to these employees that they would have received absent the Internal Revenue Code compensation limits in the 401(k) plan; and

•	support the goals of providing competitive compensation packages to our employees.

U.S.-based employees on international assignment, including Mr. Perrette, are not eligible to make new elections to participate in the SRP, or to receive Company contributions, after the commencement of the international assignment.

In 2014, we made a special Company contribution to Mr. Zaslav’s SRP account in the amount of $1.5 million. This was the second of two contributions (the first was made in January 2013) provided for in the 2011 amendment to Mr. Zaslav’s employment agreement and in Mr. Zaslav’s new employment agreement entered into in January 2014. These special contributions were made to compensate Mr. Zaslav for the loss of certain deferral opportunities for DAP awards that were eliminated as part of the 2011 amendment. For details regarding Mr. Zaslav’s employment agreement, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

For more information about the SRP, please refer to the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Employees at the level of vice president and above, including the NEOs, are also eligible to participate in executive-level long-term disability and long-term care plans.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses and International Assignment Benefits; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team for senior roles in our global business, we place top-notch executives on international assignments to fill key roles in the places where we do business. We provide relocation and international assignment benefits consistent with our international long-term assignment policies, including reimbursing relocation costs, providing education and other allowances, and, for some benefits, paying the executive an amount equal to the tax resulting from the reimbursement or allowance (a “gross-up”). Mr. Perrette agreed to become the President of Discovery Networks International in early 2014 and relocated to our London office in May 2014. He is employed pursuant to a U.S. fixed term employment agreement and paid via U.S. payroll, with certain assignment and other benefits and allowances provided locally. We provided Mr. Perrette’s assignment-related benefits and allowances in accordance with and subject to the limitations of our international long-term assignment policy. The relocation and assignment expenses, and related gross-ups, incurred with respect to 2014 are reflected in the Summary Compensation Table.

Aircraft Usage; Related Gross-Up. We lease a dedicated corporate aircraft and also have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Mr. Zaslav to use a portion of our allotted travel time on our corporate aircraft, or NetJets aircraft, for personal use (and provided the same benefit to Mr. Hendricks until his retirement in May 2014).

Personal use of the aircraft by Mr. Hendricks in 2014 was limited to $157,000 of aggregate incremental cost per calendar year, inclusive of all incremental costs associated with any personal guests that accompanied him on flights. Excluded from this limitation on personal flight time was personal use of the aircraft for which we requested that family members or guests accompany Mr. Hendricks on a business trip.

Mr. Zaslav is permitted to use up to 200 hours of flight time for personal use. The first 100 hours are provided to him by the Company; with respect to the second 100 hours, Mr. Zaslav is required to reimburse the Company at a rate of two times fuel cost, under a time sharing agreement entered into simultaneously with Mr. Zaslav’s employment agreement. For details regarding Mr. Zaslav’s employment agreement, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

Family members may accompany Mr. Zaslav (and, until his retirement in May 2014, Mr. Hendricks) on authorized business flights on corporate aircraft or NetJets flights at no aggregate incremental cost to the Company. For 2014, we provided a gross-up to Messrs. Zaslav and Hendricks to cover taxes for imputed income arising when a family member accompanied the executive on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanied him to a business event in which attendance by a spouse is customary and serves our business interests).

Mobile Access. We reimburse Mr. Zaslav for limited home office expenses, including Internet access. We reimbursed Mr. Hendricks for certain home office expenses, including telephone service and Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

Split Dollar Life Insurance. The Company historically had maintained a split dollar life insurance policy for Mr. Hendricks. The premium cost for this policy is reflected in the “All Other Compensation” column of the Summary Compensation table. Upon Mr. Hendricks’ retirement, under the terms of the arrangement, Mr. Hendricks’ trust was able to purchase the policies and did so.

For more information regarding the perquisites provided in 2014 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to the NEOs and certain other senior executives. The policy requires each covered executive to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO and Chairman	5X	5 years
Covered executive with LTI target grant value > 1X of base salary	2X	5 years
Covered executive with LTI target grant value <1X of base salary	1X	6 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

In mid-2014, the Committee reviewed the NEOs’ progress toward meeting the executive stock ownership policy as adopted in 2012. Each of the NEOs other than Mr. Perrette already met the stock holding requirement. The Committee determined that Mr. Perrette had made significant progress in meeting the requirement and was on track to meet it within the five-year time period specified by the policy.

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Say on Pay

At the Company’s Annual Meeting of Stockholders held on May 16, 2014, we held an advisory vote on executive compensation. A majority of stockholders voted in favor of the Company’s executive compensation. The Committee considered the results of the vote and determined not to make any changes to our executive compensation programs.

Hedging

Hedging of Company stock is permitted with the prior approval of our General Counsel. However, our Insider Trading policy prohibits short sales and transactions in puts, calls, or other derivative securities on an exchange or in any other organized market. In 2014, none of our NEOs had engaged in any hedging transactions.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2014. Mr. Hendricks, our former Chairman, would have been one of our three most highly compensated executive officers, but for his retirement in May 2014, and is therefore included as a NEO.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
David M. Zaslav	2014		3,000,000	94,555,285	50,504,282	6,082,359	1,935,986	(5)	156,077,912
President and Chief Executive Officer	2013		3,000,000	—	22,538,835	5,799,000	2,011,963		33,349,798
	2012		3,000,000	25,326,916	15,843,215	5,329,750	432,986		49,932,867

Andrew Warren	2014		1,011,876	3,303,636	1,250,910	1,346,425	50,474		6,963,321
Chief Financial Officer	2013		925,442	816,866	851,312	1,317,903	483,003		4,394,526
	2012	*	657,692	1,011,439	1,019,729	903,691	186,484		3,779,035

Bruce L. Campbell	2014		1,241,511	3,151,111	1,154,947	1,957,370	112,241	(6)	7,617,180
Chief Development and Digital Officer, and General Counsel	2013		1,066,766	1,174,193	1,223,755	1,563,131	50,228		5,078,073
	2012		1,028,269	499,619	528,562	1,549,960	58,533		3,664,943

Jean-Briac Perrette	2014		992,096	1,420,356	251,078	1,808,500	432,839	(7)	4,904,869
President, Discovery Networks International

Adria Alpert Romm	2014		730,529	355,110	251,078	755,132	40,409		2,132,258
Chief Global Human Resources and Diversity Officer

John S. Hendricks	2014	*	423,077	2,942,029	2,912,452	—	177,906	(8)	6,455,464
Founder and Former Chairman	2013		1,000,000	2,935,371	3,059,351	600,000	243,227		7,837,949
	2012		1,000,000	—	—	569,247	263,332		1,832,579

*	Partial year.

(1)	The dollar amounts in this column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of PRSU awards for each of the applicable fiscal years. For each of the PRSU awards, the grant date fair value is calculated using the closing price of our Series A common stock on the grant date as if these awards were fully vested and issued on the grant date. There can be no assurance that these grant date fair values will ever be realized by any NEO. See the “Grants of Plan-Based Awards in 2014” table below for information on PRSU awards made in 2014.

(2)	The dollar amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DAP awards, cash- and stock-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. See Note 14 to our Annual Report on Form 10-K for information regarding the assumptions used in determining the value of the option awards. For the DAP awards and cash- and stock-settled stock appreciation rights, we also calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 14 to our Annual Report on Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(3)	These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s 2013 Incentive Plan for 2014 and 2013 and the 2005 Incentive Plan for 2012, which are more fully described under “Compensation Discussion and Analysis—Compensation Decisions-2014 ICP, Paid Out in March 2015” above. The 2014 award amounts were determined and paid out during the first quarter of 2015, the 2013 award amounts were determined and paid out during the first quarter of 2014 and the 2012 awards were determined and paid out during the first quarter of 2013.

(4)	We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the SRP, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2014:

	Basic Life ($)	Disability/Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	780	5,920	11,700	33,300
Mr. Warren	917	4,557	11,700	33,300
Mr. Campbell	780	4,448	11,700	33,300
Mr. Perrette	780	4,100	11,700	5,908
Ms. Alpert Romm	585	7,039	11,700	21,085
Mr. Hendricks	330	0	11,700	5,608

For more information regarding these benefits, please see “Compensation Discussion and Analysis-Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(5)	This amount includes $1.5 million for the special Company contribution made to Mr. Zaslav’s SRP account. This amount also includes $296,930 for personal use of aircraft (including family travel for which Mr. Zaslav is not provided a tax gross-up) and $50,324 for tax gross-ups for business associate/spouse travel at the request of the Company that is not considered business use. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Aircraft Usage; Related Gross-Up” above for more information regarding our policies for Mr. Zaslav’s use of our allotted travel on our corporate aircraft. The table also includes $16,800 for a car allowance, $3,614 in respect of home office expenses and $16,619 for personal security services.

(6)	This amount includes $30,033 for reimbursement of personal travel expenses for Mr. Campbell’s family to return early from a family vacation due to urgent business needs and $31,980 for related tax gross-ups for the travel expenses.

(7)	This amount includes $141,014 in relocation expenses, $34,056 in cost of living allowance, $176,909 for housing, $20,344 for school fees for Mr. Perrette’s children, $33,518 for home leave benefits, $2,510 in immigration expenses, and $2,000 for tax services, pursuant to the Company’s relocation policy. See “Executive Compensation Arrangements—Perrette Employment Agreement” below for more information on the relocation benefits provided to Mr. Perrette.

(8)	This amount includes $105,470 for personal use of aircraft for which Mr. Hendricks is not provided a tax gross-up. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Hendricks’ use of our allotted travel on our corporate aircraft. Also included in the table is $982 in respect of home office expenses and $50,577 for a split-dollar life insurance policy consisting of premium payments and additional imputed income associated with the termination of the agreement on June 30, 2014. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Split Dollar Life Insurance” above for more information on Mr. Hendricks’ life insurance policy. This amount also includes $1,591 for a retirement gift from the Company and $1,649 in related tax gross-ups.

Grants of Plan-Based Awards in 2014(1)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
David M. Zaslav	(2)		6,600,000	10,000,000
Series A Common Stock	01/02/2014									3,702,660	(3)	43.92	25,622,407
	02/28/2014				728,000	(4)	910,000	(4)				—	38,483,900
	02/28/2014				179,876	(5)	224,845	(5)				—	9,508,695
Series C Common Stock	01/02/2014									3,702,660	(3)	42.60	24,881,875
	02/28/2014				728,000	(4)	910,000	(4)				—	37,337,300
	02/28/2014				179,876	(5)	224,845	(5)				—	9,225,390
Andrew Warren	(2)		1,119,344	2,937,500
Series A Common Stock	02/28/2014									45,964	(6)	42.30	509,741
	03/27/2014									11,491	(6)	42.30	125,137
	02/28/2014				6,088	(4)	12,176	(4)				—	514,923
	03/27/2014				1,522	(4)	3,044	(4)				—	126,326
	10/03/2014				27,571	(4)	55,142	(4)				—	2,040,254
Series C Common Stock	02/28/2014									45,964	(6)	41.02	494,573
	03/27/2014									11,491	(6)	41.02	121,345
	02/28/2014				6,088	(4)	12,176	(4)				—	499,581
	03/27/2014				1,522	(4)	3,044	(4)				—	122,551
Bruce L. Campbell	(2)		1,401,456	3,750,000
Series A Common Stock	02/28/2014									52,858	(6)	42.30	586,195
	02/28/2014				7,002	(4)	14,003	(4)				—	592,187
	09/15/2014				25,215	(4)	50,429	(4)				—	1,984,381
Series C Common Stock	02/28/2014									52,858	(6)	41.02	568,752
	02/28/2014				7,002	(4)	14,003	(4)				—	574,543
Jean-Briac Perrette	(2)		1,100,000	2,500,000
Series A Common Stock	02/28/2014									11,491	(6)	42.30	127,435
	02/28/2014				7,002	(4)	14,003	(4)				—	592,187
	02/28/2014				1,522	(4)	3,044	(4)				—	128,731
Series C Common Stock	02/28/2014									11,491	(6)	41.02	123,643
	02/28/2014				7,002	(4)	14,003	(4)				—	574,543
	02/28/2014				1,522	(4)	3,044	(4)				—	124,895
Adria Alpert Romm	(2)		586,907	1,875,000
Series A Common Stock	02/28/2014									11,491	(6)	42.30	127,435
	02/28/2014				1,522	(4)	3,044	(4)				—	128,731
	02/28/2014				1,218	(7)	1,218	(7)				—	51,509
Series C Common Stock	02/28/2014									11,491	(6)	41.02	123,643
	02/28/2014				1,522	(4)	3,044	(4)				—	124,895
	02/28/2014				1,218	(7)	1,218	(7)				—	49,975
John S. Hendricks	(2)		600,000	2,500,000
Series A Common Stock	02/28/2014									133,293	(8)	42.30	1,478,219
	02/28/2014				17,655	(4)	35,310	(4)(9)				—	2,942,029
Series C Common Stock	02/28/2014									133,293	(8)	41.02	1,434,233

(1)	As a result of the 2014 Share Dividend, the awards set forth in this table, other than the PRSU grant made to Mr. Hendricks, which had been forfeited due to his retirement prior to the 2014 Share Dividend, including the exercise prices and grant prices, have been adjusted to reflect the dividend.

(2)	These amounts reflect the possible payouts with respect to awards of annual cash bonus under the 2013 Stock Plan (as defined herein) for performance in 2014. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 300% of base salary for Mr. Zaslav and 250% of base salary for all other NEOs, subject in each case to the Committee’s authority to exercise “downward discretion” and the Stock Plan’s $10 million limit. The amounts of annual cash bonus awards actually paid for performance in 2014 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Committee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2014 Compensation Decisions—Annual Cash Bonus Awards.”

(3)	These amounts reflect the number of Special SARs granted. The awards vest 25% on each anniversary of the grant date and are payable in 75% cash and 25% stock in connection with the vesting.

(4)	These amounts represent PRSU awards. The PRSUs vest if Discovery achieves certain three-year performance targets. Of the grant, 50% will be distributed on the third anniversary of the grant date and 25% will be distributed on each of the fourth and fifth anniversaries of the grant date, assuming the achievement of the three-year performance targets. For more information regarding these awards, including the performance targets, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(5)	These amounts represent Sign-On PRSU awards. The Sign-On PRSUs vest if Mr. Zaslav meets the performance metrics for 2014. Of the grant, 50% will be distributed on the first anniversary of the grant date and 25% will be distributed on the second and third anniversaries of the grant date, assuming the achievement of the one-year performance targets. For more information regarding these awards, including the performance targets, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(6)	These amounts represent stock options that will vest 25% per year for four years beginning on the anniversary of the grant date and expire on February 28, 2021.

(7)	These amounts represent restricted stock units that will vest 33% on the second and third anniversaries and 34% on the fourth anniversary of the grant date.

(8)	These amounts represent stock options that are fully vested and expire on May 16, 2015.

(9)	This PRSU award was forfeited on Mr. Hendricks’ retirement.

Outstanding Equity Awards at Fiscal Year-End(1)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Zaslav
Series A Common Stock	—	581,711	20.90	(2)		529,077	(5)(6)	12,856,642
	—	859,177	20.97	(3)		910,000	(5)(7)	38,488,934
	—	1,386,721	33.07	(3)		224,845	(8)(9)	9,509,939
	—	3,702,660	43.92	(4)
Series C Common Stock	—	581,711	20.27	(2)		529,077	(5)(6)	12,470,275
	—	859,177	20.33	(3)		910,000	(5)(7)	37,332,267
	—	1,386,721	32.08	(3)		224,845	(8)(9)	9,224,147
	—	3,702,660	42.60	(4)
Andrew Warren
Series A Common Stock	28,887	28,888	26.04	04/12/2019	(10)	13,213	(13)	344,017
	8,627	25,881	38.01	03/01/2020	(11)	10,909	(14)(15)	414,664
	—	45,964	42.30	02/28/2021	(12)	12,176	(7)(15)	514,990
	—	11,491	42.30	02/28/2021	(12)	3,044	(15)(16)	128,748
						55,142	(15)(17)	2,040,254
Series C Common Stock	28,887	28,888	25.25	04/12/2019	(10)	13,213	(13)	333,678
	8,627	25,881	36.87	03/01/2020	(11)	10,909	(14)(15)	402,202
	—	45,964	41.02	02/28/2021	(12)	12,176	(7)(15)	499,514
	—	11,491	41.02	02/28/2021	(12)	3,044	(15)(16)	124,878
Bruce L. Campbell
Series A Common Stock	—	7,988	19.68	03/16/2018	(18)	6,293	(15)(20)	123,819
	15,731	15,731	24.30	03/15/2019	(19)	10,437	(6)(15)	253,620
	12,401	37,204	38.01	03/01/2020	(11)	15,681	(14)(15)	596,053
	—	52,858	42.30	02/28/2021	(12)	14,003	(7)(15)	592,264
						50,429	(15)(21)	1,984,381
Series C Common Stock	—	7,988	19.08	03/16/2018	(18)	6,293	(15)(20)	120,098
	15,731	15,731	23.57	03/15/2019	(19)	10,437	(6)(15)	245,999
	12,401	37,204	36.87	03/01/2020	(11)	15,681	(14)(15)	578,140
	—	52,858	41.02	02/28/2021	(12)	14,003	(7)(15)	574,466
Jean-Briac Perrette
Series A Common Stock	19,482	6,494	21.33	11/15/2018	(22)	4,175	(6)(15)	101,453
	6,292	6,293	24.30	03/15/2019	(19)	3,068	(14)(15)	116,618
	2,426	7,280	38.01	03/01/2020	(11)	14,003	(7)(15)	592,264
	—	11,491	42.30	02/28/2021	(12)	3,044	(7)(15)	128,748
Series C Common Stock	19,482	6,494	20.68	11/15/2018	(22)	4,175	(6)(15)	98,404
	6,292	6,293	23.57	03/15/2019	(19)	3,068	(14)(15)	113,114
	2,426	7,280	36.87	03/01/2020	(11)	14,003	(7)(15)	574,466
	—	11,491	41.02	02/28/2021	(12)	3,044	(7)(15)	124,878

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Adria Alpert Romm
Series A Common Stock	4,923	3,196	19.68	03/16/2018	(18)	2,517	(15)(20)	49,524
	6,292	6,293	24.30	03/15/2019	(19)	815	(23)	16,892
	4,960	4,961	38.01	03/01/2020	(11)	4,175	(6)(15)	101,452
	2,872	8,619	42.30	02/28/2021	(12)	3,137	(14)(15)	119,241
						3,044	(7)(15)	128,748
						1,218	(24)	51,516
Series C Common Stock	4,923	3,196	19.08	03/16/2018	(18)	2,517	(15)(20)	48,035
	6,292	6,293	23.57	03/15/2019	(19)	815	(23)	16,384
	4,960	4,961	36.87	03/01/2020	(11)	4,175	(6)(15)	98,404
	2,872	8,619	41.02	02/28/2021	(12)	3,137	(14)(15)	115,658
						3,044	(7)(15)	124,878
						1,218	(24)	49,968
John S. Hendricks
Series A Common Stock	1,163,929	—	7.38	10/01/2018	(25)
	1,244,567	—	14.68	10/01/2018	(25)
	497,071	—	21.97	10/01/2018	(25)
	497,071	—	18.65	10/03/2018	(25)
	124,011	—	38.01	05/16/2015	(25)
	133,293	—	42.30	05/16/2015	(25)
Series C Common Stock	1,163,929	—	7.15	10/01/2018	(25)
	1,244,567	—	14.23	10/01/2018	(25)
	497,071	—	21.30	10/01/2018	(25)
	497,071	—	18.08	10/03/2018	(25)
	124,011	—	36.87	05/16/2015	(25)
	133,293	—	41.02	05/16/2015	(25)

(1)	As a result of the 2014 Share Dividend, these awards including the exercise prices and grant prices have been adjusted to reflect the dividend.

(2)	These awards were made under the DAP. Each award vests 25% on each anniversary of its grant date and is payable in cash. DAP awards have no expiration date and payment is made in cash in connection with vesting.

(3)	These awards represent SARs that vest 25% on each anniversary of the grant date and are payable in cash in connection with the vesting.

(4)	These awards represent Special SARs that vest 25% on each anniversary of the grant date and are payable in 75% cash and 25% stock in connection with the vesting.

(5)	These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(6)	These PRSU amounts relate to the March 15, 2012 PRSU grant, with a performance period that expired December 31, 2014.

(7)	These PRSU amounts relate to the February 28, 2014 PRSU grant, with a performance period that expires December 31, 2016.

(8)	These amounts represent Sign-On PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the Sign-On PRSUs is subject to the achievement of certain one-year performance metrics. For details regarding vesting and performance criteria for these Sign-On PRSUs, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(9)	These Sign-On PRSU amounts relate to the February 28, 2014 Sign-On PRSU grant, with a performance period that expires December 31, 2014.

(10)	These stock options vest in four equal installments beginning April 12, 2013.

(11)	These stock options vest in four equal installments beginning March 1, 2014.

(12)	These stock options vest in four equal installments beginning February 28, 2015.

(13)	These restricted stock units vest 33% on the second and third anniversaries and 34% on the fourth anniversary of the April 12, 2012 grant date.

(14)	These PRSU amounts relate to the March 1, 2013 PRSU grant, with a performance period that expires December 31, 2015.

(15)	The PRSU vesting is dependent on the achievement of three year performance metrics. If performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(16)	These PRSU amounts relate to the March 27, 2014 PRSU grant, with a performance period that expires December 31, 2016.

(17)	These PRSU amounts relate to the October 3, 2014 PRSU grant, with a performance period that expires December 31, 2016.

(18)	These stock options vest in four equal installments beginning March 16, 2012.

(19)	These stock options vest in four equal installments beginning March 15, 2013.

(20)	These PRSU amounts relate to the March 16, 2011 PRSU grant, with a performance period that expires December 31, 2013.

(21)	These PRSU amounts relate to the September 15, 2014 PRSU grant, with a performance period that expires December 31, 2016.

(22)	These stock options vests in four equal installments beginning November 15, 2012.

(23)	These restricted stock units vest 33% on the second and third anniversaries and 34% on the fourth anniversary of the October 17, 2011 grant date.

(24)	These restricted stock units vest 33% on the second and third anniversary and 34% on the fourth anniversary of the February 28, 2014 grant date.

(25)	These stock options are fully vested as a result of Mr. Hendricks’ retirement effective May 16, 2014.

Discovery Appreciation Plan

Generally. The Discovery Appreciation Plan, or DAP, is a long-term incentive plan that was, before we became a public company, designed to permit our employees to participate in increases in the market value of the Series A common stock of Discovery’s predecessor, DHC. These awards consisted of a number of units which represented an equivalent number of shares of DHC Series A common stock and a base price which was determined based on the average of the closing stock prices of the DHC Series A common stock on the Nasdaq Global Select Market over the ten trading days immediately preceding and including the grant date and the ten trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant.

After we became a public company, we began making awards under the 2013 Stock Plan and no new DAP awards were made to NEOs, except that we continued to make DAP awards to Mr. Zaslav pursuant to the terms of his employment agreement through January 2011. We entered into an amendment to Mr. Zaslav’s employment agreement in December 2011 under which Mr. Zaslav received grants of cash-settled stock appreciation rights awards (“CS-SARs”) under the 2005 Stock Plan and no longer received DAP awards. Accordingly, since January 2011, we have not made any new awards under the DAP. Messrs. Campbell and Hendricks and Ms. Alpert Romm previously received DAP awards, which are now fully vested and paid out. Messrs. Perrette and Warren never received DAP awards.

Award Provisions. The DAP provides that upon termination of employment for cause (as defined in the DAP), a participant’s units, whether vested or unvested, are forfeited. If a participant voluntarily or involuntarily (other than for cause) terminates employment other than for death, disability or retirement, all unvested units are forfeited. In the case of the participant’s voluntary termination of employment other than for retirement, 100% of the value of vested units will be paid if the participant signs a general release that includes a covenant not to compete and abides by such agreements as provided in the DAP, and, if not, only 75% of the value of the vested units will be paid. If a participant is involuntarily terminated other than for cause, the participant would be paid for all vested DAP awards. Vesting of 100% of units generally is accelerated in the event that (1) a participant dies, becomes disabled, or retires, (2) a participant’s employment is terminated other than for cause within twelve months of a change in control (as defined in the DAP), or (3) the DAP is terminated. Under the DAP, a participant may retire and qualify for accelerated vesting, in general, after attainment of age 62 with five years of service.

The DAP’s provisions for vesting or forfeiture of units on termination of employment in various circumstances as described above govern the DAP awards made to Mr. Zaslav unless otherwise provided in his employment or other agreements. Please see “—Executive Compensation Arrangements” and “—Potential Payments Upon Termination or Change in Control” below for a description of this agreement.

Option Exercises and Stock Vested in 2014

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
David M. Zaslav
Series A Common Stock	1,938,907	(3)	81,200,769	314,258	(4)	26,023,705
Andrew Warren
Series A Common Stock	—		—	6,507	(5)	505,399
Bruce L. Campbell
Series A Common Stock	18,213	(6)	889,089	19,172	(7)	1,594,343
Jean-Briac Perrette
Series A Common Stock	—		—	—		—
Adria Alpert Romm
Series A Common Stock	8,284	(8)	430,234	5,816	(9)	445,335
Series C Common Stock				790	(10)	27,160
John S. Hendricks
Series A Common Stock	400,000	(11)	27,734,716	—		—

(1)	Represents cash actually received with respect to DAP and SAR units and the spread from stock option exercises listed in the corresponding column of the table

(2)	Represents the value realized upon RSU and PRSU vestings listed in the corresponding column of the table, using the closing market value of the shares on the vesting date.

(3)	Represents the vesting and automatic exercise of (i) 465,369 units of Mr. Zaslav’s January 2, 2010 DAP grant for $25,516,182, (ii) 581,710 units of the January 2, 2011 DAP grant for $26,380,549, (iii) 429,588 units of the January 2, 2012 CS-SAR grant for $19,425,969, and (iv) 462,240 units of the January 2, 2013 CS-SAR grant for $9,878,069.

(4)	Represents the aggregate vesting of Mr. Zaslav’s March 16, 2011 PRSU.

(5)	Represents the aggregate vesting of Mr. Warren’s April 12, 2012 RSU.

(6)	Represents the aggregate exercises of Mr. Campbell’s March 15, 2010 stock option and the March 16, 2011 stock option.

(7)	Represents the aggregate vesting of Mr. Campbell’s March 15, 2010, August 12, 2010 and March 16, 2011 PRSUs.

(8)	Represents the aggregate exercise of Ms. Alpert Romm’s March 15, 2010 stock option and the March 16, 2011 stock option.

(9)	Represents the aggregate vesting of Ms. Alpert Romm’s March 15, 2010 and March 16, 2011 PRSUs and October 17, 2011 RSU.

(10)	Represents the aggregate vesting of Ms. Alpert Romm’s October 17, 2011 RSU, which was adjusted to reflect the 2014 Share Dividend.

(11)	Represents the aggregate exercises of Mr. Hendricks’ October 1, 2008 stock option.

Nonqualified Deferred Compensation(1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(2)		Aggregate Earnings in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/14 ($)
David M. Zaslav	—		1,533,300	(7)	2,287,869	—	52,291,529
Andrew Warren	153,526	(3)	33,300		31,494	—	538,302
Bruce L. Campbell	484,538	(4)	33,300		95,673	—	2,075,703
Jean-Briac Perrette	491,288	(5)	5,908		155,360	—	1,239,812
Adria Alpert Romm	347,248	(6)	21,085		119,468	—	2,639,704
John S. Hendricks	29,615	(3)	5,608		35,316	(294,494)	825,816

(1)	This table provides information with respect to the SRP for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.

(2)	These amounts are reported under “All Other Compensation” for 2014 in the Summary Compensation Table.

(3)	These amounts are reported under “Salary” for 2014 in the Summary Compensation Table.

(4)	This amount includes $250,068, which relates to Salary that is reported under “Salary” for 2014 in the Summary Compensation Table and $234,470, which relates to deferral of a portion of his ICP paid in 2014 for 2013 performance that was reported under “Non-Equity Incentive Plan Compensation” in 2013.

(5)	This amount includes $491,288, which relates to deferral of a portion of his ICP paid in 2014 for 2013 performance.

(6)	This amount includes $347,248, which relates to deferral of a portion of her ICP paid in 2014 for 2013 performance.

(7)	This amount includes the Company’s discretionary contribution of $1.5 million to Mr. Zaslav under the SRP as provided in his 2014 employment agreement and $33,300, which represents the Company’s annual SRP contribution to Mr. Zaslav as reported under “All Other Compensation” for 2014 in the Summary Compensation Table.

Executive Compensation Arrangements

Zaslav Employment Agreement

We have an employment agreement with David Zaslav, our President and Chief Executive Officer. We entered into the original agreement for a term of five years when Mr. Zaslav commenced employment with us in 2007. We amended the original employment agreement in 2009 and 2011, including extending the term of the employment agreement through February 1, 2015. On January 2, 2014, we entered into a new employment agreement with Mr. Zaslav, which replaced his prior employment agreement, as amended, with a term commencing January 2, 2014 and continuing through December 31, 2019 (the “2014 Zaslav Agreement”).

Under the terms of the 2014 Zaslav Agreement, was entitled to and did receive a salary of $3,000,000. Mr. Zaslav’s base salary remains $3,000,000 per annum for the duration of the agreement. Mr. Zaslav’s target annual bonus under the agreement for 2014 was $6,600,000. The target annual bonus increases by $600,000 each year until 2018. For 2018 and 2019, Mr. Zaslav’s target annual bonus will be $9,000,000. There is no guaranteed bonus amount and the actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Compensation Committee in consultation with Mr. Zaslav.

Pursuant to the 2014 Zaslav Agreement, Mr. Zaslav was granted 224,845 Sign-On PRSUs with a one-year performance period, and 910,000 PRSUs with a three-year performance period (the “2014 PRSUs”). These awards were required to be, and were, granted within the first 90 days of 2014.

The Sign-On PRSUs were designed to be earned if (and to the extent) Mr. Zaslav meets the performance metrics for 2014, as determined by the Compensation Committee, provided that as of December 31, 2014 Mr. Zaslav was still employed by the Company or had been terminated other than for “Cause” or had resigned for “Good Reason” (as defined in the agreement). In February 2015, the Compensation Committee determined that the performance metrics had been achieved in full and the Sign-On PRSUs vested at 100%. The Sign-On PRSUs were paid out in shares 50% in 2015 and the balance will be paid out 25% in each of 2016 and 2017 (as soon as practicable after the beginning of each such year), unless Mr. Zaslav has elected to defer the receipt of the shares.

The 2014 PRSUs will be earned if (and to the extent) Mr. Zaslav meets the cumulative performance metrics for 2014, 2015, and 2016, as determined by the Compensation Committee, provided that as of December 31, 2016 Mr. Zaslav is still employed by the Company or has been terminated other than for “Cause” or has resigned for “Good Reason” (as defined in the agreement). The 2014 PRSUs will be earned at 100% if the performance metrics have been achieved in full and, for performance between 80% and 100%, the amount of the Sign-On PRSUs earned will be prorated from 0% to 100%, consistent with the proration applied to PRSUs of the Company’s other senior executives. The 2014 PRSUs, to the extent earned, will be paid out in shares 50% in 2017 and 25% in each of 2018 and 2019 (as soon as practicable after the beginning of each such year), unless Mr. Zaslav has elected to defer the receipt of the shares.

Under the terms of the 2014 Zaslav Agreement, Mr. Zaslav also will be granted PRSU awards in each of 2015 to 2018, conditioned on his employment on the grant date of each award of PRSUs. In 2015, he received 179,876 PRSUs of the Company’s Series A common stock and, because of the adjustments approved by the

Compensation Committee as a result of the 2014 Share Dividend, he also received 179,876 PRSUs of the Company’s Series C common stock on August 6, 2014. The PRSUs in each grant from 2016 to 2018 will be determined by dividing $15 million by the closing price of the Company’s Series A common stock on the trading date prior to grant. The PRSUs granted in 2016 and 2017 will be earned based on the achievement of performance metrics measured over a three-year performance period and the PRSUs granted in 2015 and 2018 will be earned based on the achievement of performance metrics measured over a two-year performance period. The Compensation Committee will set the performance metrics for each two- or three-year performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the last calendar year of the applicable two- or three-year performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the last calendar year of the applicable performance period and one-half as soon as practicable after the beginning of the third calendar year following the last calendar year of the applicable performance period.

Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs (including his Sign-On PRSUs and the 2014 PRSUs). Mr. Zaslav has agreed to defer and/or hold at least 60% of the PRSUs awarded under the 2014 Zaslav Agreement until 2020 or beyond, unless there is an earlier “Separation From Service” (as defined in the agreement) or “Change in Control” (as defined in the agreement).

Under the 2014 Zaslav Agreement, Mr. Zaslav will no longer receive replenishment grants of CS-SARs upon the maturity of any DAP or CS-SAR awards made to Mr. Zaslav prior to the execution of the 2014 Zaslav Agreement. Mr. Zaslav will receive grants of Special SARs under the 2013 Stock Plan, as described below. The Special SARs will vest in four equal annual installments. Under the 2014 Zaslav Agreement, the Special SARs were designed to be paid out 25% in Series A common stock and 75% in cash, automatically after vesting. Based on the adjustments approved by the Compensation Committee as a result of the special stock dividend approved by the Board in 2014, the Special SARs will be paid out 25% in Series A and Series C common stock, and the remaining 75% in cash, automatically after vesting. The base price of the Special SARs will be based on the average closing stock price of our Series A (for the Series A Special SARs) and Series C (for the Series C Special SARs) stock over the ten trading days before and including the grant date and the ten trading days after the grant date; the payout on maturity will be determined using a similar average of the closing stock prices around the applicable vesting date. Mr. Zaslav received his first grant of 3,702,660 Special SARs on January 2, 2014 (as subsequently adjusted by the Compensation Committee to address the 2014 Share Dividend), and will receive subsequent Special SAR replenishment grants upon the payment of Special SARs in connection with scheduled payment dates until the final replenishment grant in 2018, provided Mr. Zaslav remains a full-time employee of the Company. Mr. Zaslav will, within 18 months of the date the cash-settled portion of a Special SAR is paid, use 35% of the net after-tax proceeds therefrom to invest in the Company’s stock. Mr. Zaslav will also use reasonable efforts to hold the shares so acquired plus the net shares he receives from the stock-settled portion of the Special SARs for the term of his employment, provided that he may liquidate his holdings to finance a transaction that would result in a net increase in his exposure to the Company’s equity. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason, all of the Special SARs, as well as DAP and CS-SARs granted prior to the 2014 Zaslav Agreement, will become fully vested and payable in accordance with the terms of the agreement and the applicable awards.

Consistent with the 2014 Zaslav Agreement, the Company made a discretionary contribution to its SRP in the amount of $1.5 million in January 2014, which was made without regard to whether Mr. Zaslav was employed on the contribution date (unless Mr. Zaslav’s employment had been terminated for Cause). Mr. Zaslav had the right to elect the distribution timing and method of payment of such amounts in accordance with the terms of the plan and applicable law.

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav receives a car allowance of $1,400 per month and, is entitled to use the Company’s aircraft for up to 200 hours of personal use per year. The Company shall pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 100 hours, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with the 2014 Zaslav Agreement (the “Time Sharing Agreement”). Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

Under the 2014 Zaslav Agreement, if Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits. Mr. Zaslav would be deemed to have a “disability” if he became unable to perform substantially all of his duties under the agreement in the normal and regular manner due to physical or mental illness or injury and remains unable to do so for 150 days or more during the 12 consecutive months then ending.

In the event of termination due to death or disability, the outstanding DAP, CS-SARs and Special SARs shall vest and be paid out pursuant to the terms of their award agreements, valued as of the date of death or termination. If Mr. Zaslav dies or separates due to disability during the term of the agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination, provided that (1) the maximum number of PRSUs in each tranche which may be earned is limited to (A) one divided by the number of years in the tranche’s performance period, multiplied by (B) the number of full or partial years completed for the performance period. If Mr. Zaslav dies prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav is terminated for “Cause” or resigns (other than for Good Reason or within the 30 days following the first anniversary of a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited. “Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of the agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to Mr. Zaslav of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of the Company; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties under the agreement or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics).

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason, Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics); (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting and payment of Mr. Zaslav’s DAP and the granted but unvested CS-SARs and Special SARs, with one-half valued as of the date of termination or resignation and the remaining half valued as of the remaining applicable scheduled payment dates; plus (vi) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family. The Severance Period shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned), provided further that if such termination is prior to the grant date for: (i) the 2015 tranche of PRSUs, then the Company shall pay Mr. Zaslav as additional severance benefits $61,000,000, to be paid to Mr. Zaslav in one installment of $16,000,000 in 2015 plus three equal installments of $15,000,000 in each of 2016, 2017 and 2018, with each installment paid during the first 90 days of such calendar year, or (ii) the 2016 tranche of PRSUs (but after the grant date for the 2015 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $45,000,000, to be paid to Mr. Zaslav in three equal installments, with each installment paid during the first 90 days of 2016, 2017 and 2018, or (iii) the 2017 tranche of PRSUs (but after the grant date for the 2016 tranche of PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $30,000,000, to be paid to Mr. Zaslav in two equal installments, with each installment paid during the first 90 days of 2017 and 2018, or (iv) the 2018 tranche of PRSUs (but after the grant date for the 2017 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $15,000,000, to be paid to Mr. Zaslav during the first 90 days of 2018 (any such payments subject to the applicable withholding).

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause prior to Mr. Zaslav receiving all of the replenishment awards associated with the 2014 Special SAR award (such awards to be received in 2015, 2016, 2017 and 2018), such future Special SAR awards will not be issued (“Ungranted SARs”); however, on each date in the future when Mr. Zaslav would have received a payment in settlement of such Ungranted SAR (had such Ungranted SARs in fact been granted), the Company shall pay to Mr. Zaslav a cash payment equal in amount to the payment Mr. Zaslav would have received had he continued to receive such Ungranted SARs, with such amount payable at the same time as Mr. Zaslav would have received payments under such Ungranted SARs, as if Mr. Zaslav’s employment had not terminated (“Phantom Equity”). In the event the Company does not have any publicly traded stock, or as a result of a Change in Control the publicly traded stock price does not (in the reasonable determination of the Board) accurately reflect the value of the business managed by Mr. Zaslav, then the “strike price” and “appreciated value on exercise” of such Phantom Equity shall be determined assuming a 7% annual rate of growth (compounded annually), commencing from the date ten days prior the last business day the Company had publicly traded stock, or the date ten days prior to such Change in Control (as a result of which the Board determined the publicly traded stock price does not accurately reflect the value of the business managed by Mr. Zaslav), as applicable, in each case with such value determined using the average closing price on the ten days preceding and including such date and the ten days following such date.

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the 2014 Zaslav Agreement on December 31, 2019, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family; plus (iii) the Special SARs pursuant to the terms of their award agreements, valued and paid as of the remaining applicable scheduled payment dates; plus (iv) the Company shall pay to Mr. Zaslav an amount equal to two times the sum of (1) the average annualized base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, which amount shall be paid in substantially equal payments over the course of the 24 months immediately following his separation from service after the expiration of the agreement, in accordance with the Company’s normal payroll practices during such period. Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If he remains employed after December 31, 2019 but his employment ends thereafter for a reason other than Cause, death, or disability, he will be treated as continuing in employment for purposes of the payment of the Special SARs.

If Mr. Zaslav remains employed by the Company (or its successor) for 12 months following a Change in Control or is terminated other than for Cause or for Good Reason, then the outstanding PRSUs (for which the performance period has not expired) and the unvested DAP, CS-SARs and Special SARs will become fully vested as of the first anniversary of the Change in Control (or earlier date of termination or resignation). In the event Mr. Zaslav’s employment is terminated (i) other than for Cause or for Good Reason within 13 months following a Change in Control, or (ii) voluntarily by Mr. Zaslav within the 30 calendar days commencing on the first anniversary of a Change in Control, then Mr. Zaslav shall be treated as if his employment was terminated without Cause or for Good Reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the agreement; provided that in no event shall the Severance Period be less than 24 months. A “Change in Control” for his 2014 employment agreement shall mean (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”) and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding voting securities (as defined in the Company’s Certificate of Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights) or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights.

Pursuant to the 2014 Zaslav Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Warren Employment Agreement

We initially employed Andrew Warren, our Chief Financial Officer, under an employment agreement with a term of three years commencing on March 26, 2012 (the “Warren 2012 Employment Agreement”). The Warren 2012 Employment Agreement provided that it could be renewed by the parties for an additional term. Pursuant to the agreement, Mr. Warren’s initial base salary was $900,000 per annum, with future salary increases reviewed and decided in accordance with our standard practices and procedures. Mr. Warren was eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 100% of his base salary, and to be considered for annual long-term incentive equity awards, again reviewed and decided in accordance with our standard practices and procedures. On September 18, 2014, we entered into a new employment agreement with Mr. Warren, which replaced his prior employment agreement, with a term commencing September 1, 2014 through March 26, 2018 (the “Warren 2014 Employment Agreement”). The Warren 2014 Employment Agreement increased Mr. Warren’s base salary to $1,175,000 and his bonus target to 120% of base salary, both effective September 1, 2014. For 2014, under the terms of the respective agreements, Mr. Warren was entitled to and did receive total base salary of $1,011,876 and an annual performance bonus of $1,346,425. Mr. Warren was considered in the normal course for an equity award in the 2014 Annual LTI Review and the Committee approved an award, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Warren 2014 Employment Agreement

Under the Warren 2014 Employment Agreement, Mr. Warren’s base salary was increased to $1,175,000, effective September 1, 2014. Future salary increases are to be reviewed and decided in accordance with the Company’s standard practices and procedures. Mr. Warren’s annual incentive compensation plan target amount was increased to 120% of his base salary, with his target for fiscal year 2014 being blended based on eight months at his previous bonus target of 100% and four months at the new target of 120%. The Warren 2014 Employment Agreement provided that we would recommend an award of PRSUs with a target value of $2 million within 60 days of the execution of the agreement. This award was subject to approval by the Compensation Committee of the Board of Directors of the Company, with the number of PRSUs based on the target value divided by the fair market value of a share of the Company’s Series A common stock on the trading day prior to the date of grant. The Committee approved this award in September 2014 and provided that the PRSUs will vest 50% on September 1, 2017 and 50% on September 1, 2018 (in both cases assuming satisfaction of the applicable performance metrics and the other terms and conditions of the award). Mr. Warren also will be considered for future equity grants in accordance with the Company’s standard practices for awards to senior executives.

Under the Warren 2014 Employment Agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he resigns for “good reason” (in each case, as defined in the agreement). The payment of Mr. Warren’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Warren that we will not extend his employment for any applicable period, Mr. Warren is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Warren 2014 Employment Agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter. The Warren 2014 Employment Agreement expanded the scope of the non-competition covenant from non-fiction television programming to multiple genres and distribution platforms.

Campbell Employment Agreement

We initially employed Bruce Campbell, our Chief Development and Digital Officer and General Counsel, under an employment agreement commencing on March 13, 2007. We subsequently amended the agreement, and entered into an amended and restated agreement effective August 2, 2010, with a term of four years ending on August 1, 2014 (the “Campbell 2010 Employment Agreement”). Under the Campbell 2010 Employment Agreement, Mr. Campbell was our Chief Development Officer and General Counsel. The Campbell 2010 Employment Agreement provided that it could be renewed by the parties for an additional term. Pursuant to the agreement, Mr. Campbell’s initial base salary was $1,000,000 per annum, with future salary increases reviewed and decided in accordance with our standard practices and procedures, and to be considered for annual long-term incentive equity awards, again reviewed and decided in accordance with our standard practices and procedures. Mr. Campbell was eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 90% of his base salary. On August 8, 2014, we entered into a new employment agreement with Mr. Campbell, which replaced his prior employment agreement, with a term commencing August 1, 2014 through August 1, 2018 (the “Campbell 2014 Employment Agreement”). Under the Campbell 2014 Employment Agreement, Mr. Campbell added responsibility for our Digital Media division and his title was changed from Chief Development Officer and General Counsel to Chief Development and Digital Officer and General Counsel. The Campbell 2014 Employment Agreement increased Mr. Campbell’s base salary to $1,500,000 and his bonus target to 130% of base salary, both effective August 1, 2014. For 2014, under the terms of the respective agreements, Mr. Campbell was entitled to and did receive total base salary of $1,241,511 and an annual performance bonus of $1,957,370. Mr. Campbell was considered in the normal course for an equity award in the 2014 Annual LTI Review and the Committee approved an award, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Campbell 2014 Employment Agreement

Under the Campbell 2014 Employment Agreement, Mr. Campbell’s base salary was increased to $1,500,000, effective August 1, 2014. Future salary increases are to be reviewed and decided in accordance with the Company’s standard practices and procedures, except that Mr. Campbell was not eligible for a further increase in the 2015 Annual Base Salary Review. Mr. Campbell’s annual incentive compensation plan target amount was increased to 130% of his base salary, with his target for fiscal year 2014 being blended based on seven months at his previous bonus target of 90% and five months at the new target of 130%. The Campbell 2014 Employment Agreement provided that we would recommend an award of PRSUs with a target value of $2 million within 60 days of the execution of the agreement. This award was subject to approval by the Compensation Committee of the Board of Directors of the Company, with the number of PRSUs based on the target value divided by the fair market value of a share of the Company’s Series A common stock on the trading day prior to the date of grant. The Committee approved this award in August 2014 and provided that the PRSUs will vest 50% on July 31, 2017 and 50% on July 31, 2018 (in both cases assuming satisfaction of the applicable performance metrics and the other terms and conditions of the award). Mr. Campbell also will be considered for future equity grants in accordance with the Company’s standard practices for awards to senior executives.

Under the Campbell 2014 Employment Agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he resigns for “good reason” (in each case, as defined in the agreement). The payment of Mr. Campbell’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Campbell that we will not extend his employment for any applicable period, Mr. Campbell is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Campbell 2014 Employment Agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter. The Campbell 2014 Employment Agreement expanded the scope of the non-competition covenant from non-fiction television programming to multiple genres and distribution platforms.

Perrette Employment Agreement

We entered into an employment agreement with Jean-Briac Perrette, President of our Discovery Networks International division, on January 14, 2014, with a term commencing on January 1, 2014 and continuing through December 31, 2016. Pursuant to this agreement, Mr. Perrette is entitled to receive a base salary of $1 million per annum, with future salary increases to be reviewed and decided in accordance with our standard practices and procedures, and to be considered for annual long-term incentive equity awards, again reviewed and decided in accordance with our standard practices and procedures. Mr. Perrette is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 110% of his base salary. For 2014, Mr. Perrette was entitled to and did receive an annual salary of $992,096 and an annual performance bonus of $1,808,500.

Pursuant to his employment agreement, Mr. Perrette’s primary work location was changed to our offices in London, United Kingdom. He also was seconded from the Company to Discovery Corporate Services, Ltd., a wholly-owned subsidiary in the United Kingdom. Mr. Perrette continues to be an employee of the Company during the period of secondment. The term of secondment shall end on the earlier of (1) the end of Mr. Perrette’s term of employment or (2) his repatriation to the United States. Mr. Perrette is eligible for relocation benefits under our Long-Term International Assignment policy. These benefits are provided in accordance with and subject to the limitations of the policy.

Mr. Perrette’s employment agreement provided that in the first quarter of 2014, he would be recommended for two equity awards under the 2013 Stock Plan: first, an award of PRSUs with a target value of $1,150,000, and second, an award of PRSUs and nonqualified stock options, with an aggregate target value of $500,000, with 50% of the target value in PRSUs and 50% in stock options. This award was subject to approval by the Compensation Committee of the Board of Directors of the Company, with the number of PRSUs based on the target value divided by the fair market value of a share of the Company’s Series A common stock on the trading day prior to the date of grant. The Committee approved this award in February 2014 in the Annual LTI Review, with the same terms and conditions as PRSU and stock option awards made to other senior executives as described in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above. Mr. Perrette also will be considered for future equity grants in accordance with the Company’s standard practices for awards to senior executives.

Under Mr. Perrette’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he resigns for “good reason” (in each case, as defined in the agreement). The payment of Mr. Perrette’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Perrette that we will not extend his employment for any applicable period, Mr. Perrette is entitled to a non-renewal payment. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to Mr. Perrette’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter. Mr. Perrette’s employment agreement expanded the scope of the non-competition covenant from non-fiction television programming to multiple genres and distribution platforms.

Alpert Romm Employment Agreement

We initially employed Adria Alpert Romm, our Chief Global Human Resources and Diversity Officer, under an employment agreement with a term commencing on March 12, 2007. We subsequently amended the agreement, and entered into an amended and restated agreement effective September 30, 2011, with a term ending on June 30, 2015 (the “Alpert Romm 2011 Employment Agreement”). Pursuant to the Alpert Romm 2011 Employment Agreement, Ms. Alpert Romm’s base salary was $625,000 per annum, with future salary increases reviewed and decided in accordance with our standard practices and procedures. Ms. Alpert Romm was eligible to receive an annual performance bonus under the ICP, with her target bonus equal to 70% of her base salary. The Alpert Romm 2011 Employment Agreement provided that it could be renewed by the parties for an additional term, and required that the Company notify Ms. Alpert Romm that we intended to negotiate a renewal on or before January 1, 2014. On February 24, 2014, we entered into a new employment agreement with Ms. Alpert Romm, which replaced her prior employment agreement, with a term commencing March 1, 2014 through December 31, 2017 (the “Alpert Romm 2014 Employment Agreement”). The Alpert Romm 2014 Employment Agreement increased Ms. Alpert Romm’s base salary to $750,000 and her bonus target to 80% of base salary, both effective March 1, 2014. For 2014, under the terms of the respective agreements, Ms. Alpert Romm was entitled to and did receive total base salary of $730,529 and an annual performance bonus of $755,132. Ms. Alpert Romm was considered in the normal course for an equity award in the 2014 Annual LTI Review and the Committee approved an award, as discussed in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

The 2014 Alpert Romm Employment Agreement provided that she would be recommended for an equity award of RSUs under the 2013 Stock Plan within 60 days after execution of the agreement, with a target value of $100,000. This award was subject to approval by the Compensation Committee of the Board of Directors of the Company, with the number of RSUs based on the target value divided by the fair market value of a share of the Company’s Series A common stock on the trading day prior to the date of grant. The Committee approved this award, consisting of 50,781 shares, on February 28, 2014, at the same time as the Annual LTI Review, with the terms and conditions as described in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Under Ms. Alpert Romm’s employment agreement, she is entitled to severance if we terminate her employment other than for “cause” or if she resigns for “good reason” (in each case, as defined in the agreement). The payment of Ms. Alpert Romm’s severance is conditioned on her execution of a release in our favor. In the event we provide notice to Ms. Alpert Romm that we will not extend her employment for any applicable period, Ms. Alpert Romm is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Under the terms of the Alpert Romm 2014 Employment Agreement, Ms. Alpert Romm is also entitled to all benefits generally available to our senior executives and is subject to customary covenants as to confidentiality and non-competition.

Hendricks Employment Agreement

Mr. Hendricks was employed pursuant to a letter agreement dated July 30, 2008 (the “Hendricks Letter”). The Hendricks Letter was effective as of September 17, 2008 and specified that it would apply for a period of ten years, unless terminated by the Company prior to the end of the term. Under the Hendricks Letter, Mr. Hendricks reported solely to the Board of Directors and was employed “at will,” meaning that his employment could be terminated at any time by the affirmative vote of a majority of the members of the Board. Pursuant to this agreement, Mr. Hendricks was entitled to receive a base salary of $1 million and he was eligible to receive annual incentive compensation with a payment target of 60% of his base salary; each was subject to annual adjustment by the Board. The amount of actual incentive compensation was determined by the Compensation Committee in its sole discretion. For 2014, Mr. Hendricks was entitled to and did receive a base salary of $423,077, for the period from January 1, 2014 until his separation from employment on May 16, 2014. On March 25, 2014, in connection with Mr. Hendricks providing notice of his intent to retire, we entered into a letter agreement (“2014 Letter Agreement”) with Mr. Hendricks, setting out the terms of his retirement.

Hendricks Letter and Equity Stake Transition Agreement

Under the Hendricks Letter, Mr. Hendricks was entitled to participate in all employee benefit plans available to Discovery’s senior executive group.

We also entered into an Equity Stake Transition Agreement with Mr. Hendricks, dated November 5, 2008, in connection with Discovery’s transition to a public company. This agreement specified that units previously awarded to Mr. Hendricks under the DAP will be paid out without application of the 110% multiplier premium that otherwise would apply to the ending value of the units.

The Equity Stake Transition Agreement also required that we make grants of non-qualified stock options to Mr. Hendricks upon vesting of Mr. Hendricks’ units under the DAP in 2008, 2009, 2010 and 2011, one-for-one, with an exercise price for the stock option awards of the fair market value on the date of grant. The stock option awards vest in four equal installments, 25% each year on the first four anniversaries of the date of grant. Each of the awards will expire in October 2018, on the anniversary date of the date of the applicable grant.

Upon any termination of his employment, Mr. Hendricks was entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Hendricks was entitled to immediate vesting of stock options granted pursuant to the Equity Stake Transition Agreement in the event he was terminated without “cause” or by reason of death or disability or he resigned for “good reason” (in each case, as defined in the Equity Stake Transition Agreement). The right to exercise any stock options so vested was conditioned on his execution of a release in favor of Discovery and execution of and compliance with a non-competition covenant. For more information regarding the benefits provided to Mr. Hendricks upon his retirement, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Equity Stake Transition Agreement, Mr. Hendricks was subject to customary post-termination restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality.

2014 Letter Agreement

Under the 2014 Letter Agreement, the Company agreed to treat Mr. Hendricks, who was age 62 at his separation, as if he had retired at age 65, resulting in the stock options granted under the Equity Stake Transition Agreement accelerating and becoming then-currently exercisable. The stock options granted under the Equity Stake Transition Agreement were granted in each of October 2008, 2009, 2010 and 2011. They all will expire in October 2018, in accordance with their terms.

The 2014 Letter Agreement also provided that Mr. Hendricks would not be eligible for an annual bonus for 2014 and would no longer be eligible for any employee benefits offered by the Company upon his retirement, except as required by law. The Company also ceased making payments under the Restated and Amended Split-Dollar Agreement, which terminated in accordance with its terms.

The option grants made in 2013 and 2014 were unaffected by the Letter Agreement, and under their terms, classified a separation from employment after reaching age 60 with five years of service as a retirement under which all unvested stock options accelerate. Accordingly, the unvested stock options under these grants became exercisable as of Mr. Hendricks’ retirement and will expire one year later, on May 16, 2015. The PRSU grants made to Mr. Hendricks were forfeited upon the effective date of his resignation, in accordance with their terms.

Mr. Hendricks also executed a general liability release in favor of the Company and a non-competition agreement, pursuant to which Mr. Hendricks agreed to not compete with the Company for a period of three years following his retirement.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below. Amounts that could be recognized under equity awards that were vested as of December 31, 2014 also are not included below, as the treatment of the vested awards for our NEOs is identical for all employees under the termination scenarios described in this section. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “—Definitions” below. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2014;

•

for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and the closing price of our respective series of common stock on December 31, 2014, the last trading day of the year;

•	The closing price of our Series A common stock on December 31, 2014 was $34.45;

•	The closing price of our Series C common stock on December 31, 2014 was $33.72;

•

for SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested SAR units granted by the difference between the measurement price and the average price of the respective series of common stock on the ten days preceding and including December 31, 2014, and the ten trading days thereafter;

•	The average price of our Series A common stock on the ten days preceding and including December 31, 2014, and the ten trading days thereafter was $33.41;

•	The average price of our Series C common stock on the ten days preceding and including December 31, 2014, and the ten trading days thereafter was $32.52;

•	for Phantom Equity for Ungranted SARs, we applied an assumed 7% stock price growth rate to the closing price of the Series A common stock at December 31, 2014 of $34.45;

•

for awards under the DAP, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and the average price of the respective series of common stock on the ten days preceding and including December 31, 2014, and the ten trading days thereafter;

•	The average price of our Series A common stock on the ten days preceding and including December 31, 2014, and the ten trading days thereafter was $33.41;

•	The average price of our Series C common stock on the ten days preceding and including December 31, 2014, and the ten trading days thereafter was $32.52;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 31, 2014;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2014 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments and subject to achievement of the applicable performance metric;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the severance period, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the severance period, as defined below, payable over the course of the severance period consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his outstanding DAP awards and granted but unvested SARs;

(5) accelerated vesting for all of his outstanding PRSU awards, with the amount earned based on achievement of the performance metrics during the applicable performance period and the awards distributed on the normal timing as if Mr. Zaslav remained employed;

(6) if the separation occurs before the grant date to the 2018 award of PRSUs contemplated by the agreement, an additional cash severance benefit. With respect to a December 31, 2014, separation date, the additional cash severance benefit would be $61 million;

(7) if the separation occurs before all of the replenishment awards of SARs contemplated by the agreement have been made, a cash payment equivalent to the amount Mr. Zaslav would have received had he continued to receive the ungranted SARs contemplated by the agreement, payable at the same time that he would have received the payments under the SARs had Mr. Zaslav not separated employment; and

(8) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav and his family until the expiration of the severance period (or the earlier eligibility of such persons for coverage by a subsequent employer of Mr. Zaslav or when COBRA rights otherwise expire).

The severance period applicable to a December 31, 2014 termination was 24 months. Under Mr. Zaslav’s employment agreement, the severance period for a termination without cause or termination by Mr. Zaslav for “good reason” within 12 months following a change in control of Discovery would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which currently extends to December 31, 2019). In addition, Mr. Zaslav has the right to reduce his severance period to 12 months in all events in exchange for a reduction in the period of his non-competition covenant to one year from termination.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his DAP and SAR awards, in a lump sum, in accordance with the terms of the applicable plans (which provide for acceleration of vesting in such event);

(4) accelerated vesting of his PRSU awards, prorated based on the number of full or partial years completed for the applicable performance period; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav, if applicable, and his family for so long as they remain eligible to receive COBRA benefits.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “cause” or by Mr. Zaslav other than for “good reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “cause,” or by Mr. Zaslav other than for “good reason,” Mr. Zaslav forfeits all rights under his DAP, SAR, and PRSU awards (regardless of whether all or any portion of the award is then vested or unvested).

The following table summarizes the potential benefits that would be paid to Mr. Zaslav had termination of his employment occurred under any of the circumstances described above as of December 31, 2014:

Benefits and Payments Upon Termination	Voluntary Termination or Involuntary Termination for Cause ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary for Good Reason ($)	Voluntary Within 30 Days after First Anniversary of Change in Control ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)
Compensation:
Base Salary	0	0	0	6,000,000	6,000,000	9,000,000	9,000,000
Bonus	6,600,000	6,600,000	6,600,000	19,200,000	19,200,000	25,500,000	25,500,000

Equity:
CS-SARs	0	36,653,402	36,653,402	30,975,704	30,975,704	0	30,975,704
Special SARs	0	0	0	0	0	0	0
Phantom Equity for Ungranted SARS	0	0	0	26,850,341	26,850,341	26,850,341	26,850,341
PRSU	0	36,067,179	36,067,179	36,067,179	36,067,179	36,067,179	36,067,179
Sign-On PRSU	0	25,787,461	25,787,461	77,362,384	77,362,384	77,362,384	77,362,384
Cash Payment for Ungranted PRSUs	0	0	0	61,000,000	61,000,000	61,000,000	61,000,000

Benefits:
COBRA premiums	0	36,098	72,195	36,098	36,098	36,098	36,098

Andrew Warren

By Discovery Other than for Death, Disability or Cause; By Mr. Warren for Good Reason. If Mr. Warren’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Warren for “good reason,” Mr. Warren’s employment agreement entitles him to receive payments for the following:

(1) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Warren would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect; and

(2) the prorated portion of Mr. Warren’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics), and an additional bonus amount equal to his unprorated annual bonus, at target.

His employment term ends March 26, 2018, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Warren would be entitled to the severance benefits described above at the end of the employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Warren terminates his employment at the end of his employment term, Mr. Warren will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Warren’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Warren with a higher sum than these arrangements, Mr. Warren will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Warren would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Warren Other than for Good Reason. If Mr. Warren’s employment is terminated by us for “cause” or by Mr. Warren other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Warren’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, which generally would include accrued and unpaid salary, any accrued and unused vacation, unreimbursed expenses and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Warren is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Warren’s employment beyond the then-current term, Mr. Warren’s employment agreement entitles him to receive the severance payments reflected above at the end of the employment term.

The following table summarizes the potential benefits that would be paid to Mr. Warren had termination of his employment occurred under any of the circumstances described above as of December 31, 2014:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(587,500)	0	0	3,818,750	3,818,750	3,818,750	0
Bonus	1,119,344	1,119,344	1,119,344	2,238,688	2,238,688	2,238,688	1,119,344

Equity:
Stock Options	0	487,629	487,629	243,815	0	487,629	0
RSU	0	900,730	900,730	0	0	900,730	0
PRSU	0	0	0	0	0	3,680,856	0

Benefits:
COBRA premiums	0	0	34,681	0	0	0	0

Bruce L. Campbell

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Campbell for “good reason,” Mr. Campbell’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Campbell would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(3) payment of Mr. Campbell’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18 month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

His employment term ends August 1, 2018, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Campbell would be entitled to the severance benefits described above at the end of his original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Campbell terminates his employment at the end of his employment terms, Mr. Campbell will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “cause” or by Mr. Campbell other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Campbell’s employment beyond the then-current term, Mr. Campbell’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would be paid to Mr. Campbell had termination of his employment occurred under any of the circumstances described above as of December 31, 2014:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(750,000)	0	0	5,375,000	5,375,000	5,375,000	0
Bonus	1,401,456	1,401,456	1,401,456	1,401,456	1,401,456	1,401,456	1,401,456

Equity:
Stock Options	0	554,266	554,266	394,587	0	554,266	0
PRSU	0	784,705	784,705	784,705	0	4,901,321	0

Benefits:
COBRA premiums	0	0	36,098	36,098	36,098	36,098	0

Jean-Briac Perrette

By Discovery Other than for Death, Disability or Cause; By Mr. Perrette for Good Reason. If Mr. Perrette’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Perrette for “good reason,” Mr. Perrette’s employment agreement entitles him to receive payments for the following:

(1) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Perrette would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(2) the prorated portion of Mr. Perrette’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics); and

(3) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Perrette would be eligible to receive at the end of the 18 month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

His employment term ends December 31, 2016, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Perrette would be entitled to the severance benefits described above at the end of the original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Perrette terminates his employment at the end of his employment terms, Mr. Perrette will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Perrette’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Perrette with a higher sum than these arrangements, Mr. Perrette will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Perrette would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in his employment agreement.

By Discovery for Cause; By Mr. Perrette Other than for Good Reason. If Mr. Perrette’s employment is terminated by us for “cause” or by Mr. Perrette other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Perrette’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Perrette is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Perrette be eligible for and elect COBRA benefits.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Perrette’s employment beyond the then-current term, Mr. Perrette’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would be paid to Mr. Perrette had termination of his employment occurred under any of the circumstances described above as of December 31, 2014:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(500,000)	0	0	2,000,000	2,000,000	2,000,000	0
Bonus	942,270	942,270	942,270	942,270	942,270	942,270	942,270

Equity:
Stock Options	0	297,631	297,631	63,864	0	297,631	0
PRSU	0	142,271	142,271	142,271	0	1,655,849	0

Benefits:
COBRA premiums	0	0	196,948	13,848	13,848	13,848	0
Repatriation	0	49,628	49,628	49,628	49,628	49,628	0
Relocation Repayment	(199,050)	0	0	0	0	0	0

Adria Alpert Romm

By Discovery Other than for Death, Disability or Cause; By Ms. Alpert Romm for Good Reason. If Ms. Alpert Romm’s employment is terminated by us other than for death, disability or “cause” as defined in her employment agreement, including termination by reason of our non-renewal of her employment agreement, or by Ms. Alpert Romm for “good reason,” Ms. Alpert Romm’s employment agreement entitles her to receive payments for the following:

(1) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Ms. Alpert Romm would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect; and

(2) payment of Ms. Alpert Romm’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and

(3) reimbursement for continued health coverage under COBRA for the balance of the term of employment should she be eligible for and elect COBRA benefits, provided that if the severance period is greater than the maximum period of COBRA coverage, Ms. Alpert Romm would be eligible to receive at the end of the COBRA continuation period an amount equal to the premium for comparable private coverage for the number of additional months remaining in the term of employment.

Ms. Alpert Romm’s employment term ends December 31, 2017, and may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Ms. Alpert Romm would be entitled to the severance benefits described above at the end of the original employment term.

Notwithstanding the foregoing, in the event Ms. Alpert Romm’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Ms. Alpert Romm with a higher sum than these arrangements, Ms. Alpert Romm will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Ms. Alpert Romm would be required to sign a general release and, if such termination occurs during the original employment term, comply with the restrictive covenants in her employment agreement.

By Discovery for Cause; By Ms. Alpert Romm Other than for Good Reason. If Ms. Alpert Romm’s employment is terminated by us for “cause” or by Ms. Alpert Romm other than for “good reason” (including retirement) (in each case, as defined in her employment agreement), her employment agreement entitles her to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Ms. Alpert Romm’s employment agreement provides for the payment of the following amounts upon termination of her employment by reason of her death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, which generally would include accrued and unpaid salary, any accrued and unused vacation, unreimbursed expenses and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Ms. Alpert Romm is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Ms. Alpert Romm’s employment beyond the then-current term, Ms. Alpert Romm’s employment agreement entitles her to receive the severance payments reflected above at the end of the employment term.

The following table summarizes the potential benefits that would be paid to Ms. Alpert Romm had termination of her employment occurred under any of the circumstances described above as of December 31, 2014:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	(375,000)	0	0	2,250,000	2,250,000	2,250,000	0
Bonus	586,907	586,907	586,907	586,907	586,907	586,907	586,907

Equity:
Stock Options	0	221,742	221,742	0	0	221,742	0
RSU	0	138,590	138,590	0	0	138,590	0
PRSU	0	313,855	313,855	313,855	0	877,552	0

Benefits:
COBRA premiums	0	0	85,669	49,743	49,743	49,743	0

John S. Hendricks

Mr. Hendricks retired from his position as Executive Chairman and as member of the Company’s Board of Directors on May 16, 2014. Pursuant to his Equity Stake Transition Agreement, Mr. Hendricks did not receive any payments in connection with his termination. However, under the terms of the 2014 Letter Agreement, Mr. Hendricks was treated as if he had reached age 65 as of his retirement date and all unvested nonqualified stock options to purchase Series A common stock of the Company granted to him under the terms of the Equity Stake Transition Agreement, with a value of $7,813,972 as of May 16, 2014, were immediately vested and will remain exercisable for their original term. These awards received the same adjustments in the 2014 Share Dividend as our other outstanding stock options. In addition, Mr. Hendricks’ separation was classified as a “retirement” under the standard terms of equity awards made to employees in 2013 and 2014. The applicable award agreements provided that (1) the nonqualified stock option awards made in those years were immediately vested and will remain exercisable for one year, and (2) the PRSU awards made in those years were forfeited upon separation. Under the then-existing split dollar life insurance arrangement, upon separation of employment, Mr. Hendricks had that right to purchase one or more of the underlying life insurance policies. Mr. Hendricks exercised this right and paid the Company $1,031,828 in exchange for the Company transferring all of its rights in the life insurance policies to a Hendricks family trust.

Defined Terms

The DAP, the 2005 Stock Plan and the employment agreements with the NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

2005 Stock Plan. All stock option awards to the NEOs in 2013 were made under the 2005 Stock Plan and implementing award agreements. Under each NEO’s respective award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2005 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2005 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the 2005 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2005 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any exempt person (as defined in the 2005 Stock Plan)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

2013 Stock Plan. Under each NEO’s respective award agreement for awards made in 2013 and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2013 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

Under the 2013 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2013 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Incentive Compensation Plan. Under the ICP, “cause” means any willful or intentional act of misconduct, including, but not limited to, fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of an employee’s employment, intentional damage to or misuse of Company assets, unauthorized disclosure of confidential information of the Company, or violation of the Code.

Zaslav Employment Agreement. Under the terms of David Zaslav’s employment agreement, “cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties or to follow the direction of the Board.

Under the terms of Mr. Zaslav’s employment agreement, “good reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than forty (40) miles away from his primary office location immediately prior to such relocation and is further away from his residence, provided that a relocation to Silver Spring, Maryland shall not constitute good reason; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s employment agreement, “change in control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”), or (ii) John Malone (individually and with his respective affiliates) or his heirs shall beneficially own more than twenty percent (20%) of the voting power represented by the outstanding “Voting Securities” (as defined in the Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights or Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5).

Warren Employment Agreement. Under the terms of Mr. Warren’s employment agreement, “cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Warren’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Warren’s duties.

Under the terms of Mr. Warren’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Warren’s consent: (a) a material reduction in his duties or responsibilities; or (b) a material change in his work location from the Company’s offices in New York City, New York. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Campbell Employment Agreement. Mr. Campbell’s employment agreement contains the same definition of “cause” that is included in Mr. Warren’s agreement. Under the terms of Mr. Campbell’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chairman, or the Board. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Perrette Employment Agreement. Mr. Perrette’s employment agreement contains the same definition of “cause” that is included in Mr. Warren’s agreement. Under the terms of Mr. Perrette’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Perrette’s consent: (a) a material reduction in Mr. Perrette’s duties or responsibilities; (b) a material change in his work location from the London, UK metropolitan area, except that repatriation to the New York, NY metropolitan area at the end of his term of employment; (c) a change of his reporting relationship to a level lower than the Chief Executive Officer of the Company; (d) the Company’s failure to appoint Executive as President, Discovery Networks International within 60 days after the effective date; or (e) a material breach of by us of the agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Alpert Romm Employment Agreement. Ms. Alpert Romm’s employment agreement contains the same definition of “cause” that is included in Mr. Warren’s agreement. Under the terms of Ms. Alpert Romm’s employment agreement, “good reason” means the occurrence of any of the following events without Ms. Alpert Romm’s consent: (a) a material reduction in Ms. Alpert Romm’s duties or responsibilities; or (b) a material change in her work location from the Washington, D.C. metropolitan area except for relocation New York, New York office. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Croner, assisted the Compensation Committee in its risk assessment of our executive compensation programs in meetings throughout 2014 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Prohibition on Derivative Trading

Our Company prohibits certain derivative transactions in our stock by officers, directors and their families. Specifically, they may not, at any time:

•	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or

•	engage in short sales of Company securities.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2014 to certain business transactions with institutions affiliated with members of our Board of Directors. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

Mr. Hendricks is involved in a leadership role with numerous nonprofit organizations, many of which have missions that are aligned with Discovery’s business philosophy. Mr. Hendricks and the John and Maureen Hendricks Charitable Foundation provide significant funding to these organizations and Discovery also has made charitable contributions or payments to these organizations.

In 2014, Discovery’s cash and in-kind contributions to Discovery Channel Global Education Partnership (“DCGEP”), which Mr. Hendricks is Director and Chairman, totaled $1,563,643. The DCGEP is a nonprofit organization that provides educational media and television services to schools in third-world countries with an emphasis in Africa. Discovery is a founding member and other companies and individuals also make contributions to the DCGEP.

In 2010, we entered into a co-production agreement with Hendricks Investment Holdings LLC (“HIH”), Mr. Hendricks’ investment company (through Experius, a learning program for vacationing adults) for the production of a 60-episode broadcast series titled “CURIOSITY.” In 2011, we amended the Curiosity co-production agreement to permit us to provide promotions to “Discovery Retreats” through promotional spots which are aired during telecasts of Curiosity and received in return certain research, technology and content assets from HIH related to a digital book project. In 2013, we entered into a series of agreements with HIH and Experius to terminate both the “CURIOSITY” co-production agreement and the license of the right to use the “Discovery Retreats” trademark, we provided HIH the right to screen selected Discovery content at the Gateway Canyons Resort, and we provided HIH the right to display certain interviews and clips on its website. We also received the right to use the “CURIOSITY” trademark in connection with Discovery’s “curiosity.com” website. We estimate the annual value of the content screening rights to be less than $10,000 annually.

Michael J. Donohue, the brother-in-law of John Hendricks, has been employed by Discovery since 1983, shortly after the founding of the Company by Mr. Hendricks in 1982. Mr. Donohue currently serves as Director of Credit and Collections in Discovery’s finance department. For 2014, Mr. Donohue received cash compensation of approximately $133,115 (which includes base salary and incentive compensation under the ICP). Mr. Donohue participates in Discovery’s employee benefit programs on the same basis as other employees at his level in the Company.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which applies to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

All transactions that would have required the approval of the Nominating and Corporate Governance Committee were reviewed and approved by that committee.

PROPOSAL 4: STOCKHOLDER PROPOSAL

Certain stockholders have advised the Company that they intend to introduce at the 2015 Annual Meeting the proposal set forth below. The names and addresses of, and the number of shares owned by, each stockholder will be provided upon written request to the Corporate Secretary.

Resolution on Board Diversity

WHEREAS: Discovery Communications does not have any women on its Board of Directors.

Yet, in 2012, Discovery Communications amended its Corporate Governance Guidelines to include a commitment to diversity inclusive of gender, race and ethnicity in its nomination criteria.

We believe that diversity, inclusive of gender, race and ethnicity, is a critical attribute of a well-functioning board and a measure of sound corporate governance.

Research confirms a strong business case for diversity on corporate boards. For example, the 2012 Credit-Suisse Research Report Gender Diversity and Corporate Performance links board diversity to higher return on equity, lower leverage, and higher price/book ratios. The report suggests several explanations for this better performance including a stronger mix of leadership skills, improved understanding of consumer preferences (women control more than two-thirds of consumer spending in the U.S.), and more attention to risk. Several additional studies suggest a critical mass of at least three women directors strengthens corporate governance.

Recognizing the benefits of diversity in corporate leadership, investment firms are responding with new products and services. U.K.-based Barclays launched an exchange-traded note based on an index of companies with female CEOs or directors (the latter with a threshold of 25 percent). Bank of America, Morgan Stanley, and Pax World Investments have similarly expanded their product offerings.

Discovery Communications has commitments to promote equal opportunities and diversity within the firm, made evident by its comprehensive non-discrimination policy and support for anti-discrimination initiatives. Several women hold executive management positions. Yet, the company noticeably lags its peers on board diversity. DirecTV, TimeWarner, and The Walt Disney Company each have more than one woman director on their boards. Ninety-two percent of S&P 500 boards include at least one woman, and the average for the index is two women directors (2014 ISS Board Practices Study).

RESOLVED: Shareholders request that the Board of Directors report to shareholders by September 2015, at reasonable expense and omitting proprietary information, on plans to increase diverse representation on the Board as well as an assessment of the effectiveness of these efforts. The report should include a description of how the Nominating and Corporate Governance Committee, consistent with its fiduciary duties, takes every reasonable step to include women and minority candidates in the pool from which Board nominees are chosen.

Supporting Statement

Companies combining competitive financial performance with high standards of corporate governance, including board diversity, are better positioned to generate long-term shareholder value. We propose that the requested report should also address:

•	The number of women and minorities in the candidate pool in the most recent three year period.

•	A summary of challenges and plans to address them.

As long-term shareholders, we believe that Discovery Communications would benefit from expanding its recruitment pool and promoting a more diverse board. We urge you to vote FOR this resolution.

Board of Directors’ Statement in Opposition

The Board of Directors urges a vote against this shareholder proposal. The Board of Directors and the Nominating and Corporate Governance Committee believe that the Company’s current director nomination process allows for identification of the best possible nominees for director, regardless of their gender, racial background, religion or ethnicity. The Board of Directors acknowledges the benefits of diversity throughout the Company. For example, globally, 46% of our executive team is female and 42% of our U.S. executive team is female. Resulting in Discovery ranking first in percentage of female managers in our industry in the U.S. and second for female executives (Senior Vice President and above) in our industry in the U.S.

We also have strong ethnic minority representation in our employee base, at 37% of our U.S. employee base, as compared to the U.S. industry average of 32%. We are in the 67th percentile for overall percentage of executive-level minorities in the U.S. industry.

The Board of Directors and the Nominating and Corporate Governance Committee seek to obtain qualified director candidates and consider diversity as a factor. The Company’s existing nominating process considers the needs of the Company in connection with the current breadth of director skills and attributes, while identifying the most suitable candidates for director based on merit, without regard to gender, race, religion or ethnicity. When evaluating individual nominees, the Nominating and Corporate Governance Committee would consider a variety of factors, including their range of experience, soundness of judgment, commitment to understand the Company and its industry, and willingness and ability to contribute positively to the decision making process of the Company.

We believe that the reporting obligations expected in this proposal would be distracting and time consuming, without any corresponding benefit to our shareholders.

For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or our shareholders and recommends that you vote “AGAINST” Proposal 4.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2014, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2013 Incentive Plan:
Series A common stock	3,755,984	(1)(2)	$42.36	(3)	68,649,168	(4)(5)
Series B common stock	—		—		—
Series C common stock	3,480,852	(1)(6)	41.63	(3)	—
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(7)(8)
Series A common stock	7,501,521	(1)	$19.02	(3)	13,854,988	(4)(5)
Series B common stock	—		—		—
Series C common stock	7,524,293	(1)	18.44	(3)	—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(7)
Series A common stock	314,212	(9)	$20.25	(10)	9,270,830	(4)
Series B common stock	—		—		—
Series C common stock	389,012	(9)	$17.09	(10)	—
Discovery Holding Company Transitional Stock Adjustment Plan (As Assumed by Discovery Communications, Inc.):(7)(8)
Series A common stock	5,582		$9.73		—
Series B common stock	—		—		—
Series C common stock	16,746		$9.45		—
Discovery Employee Stock Purchase Plan
Series A common stock	—		—		9,498,703
Equity compensation plans not approved by security holders:	—		—		—
Total	22,988,202		$24.39		101,273,689

(1)	Includes RSUs and PRSUs.

(2)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2014, which was $34.45.

(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.

(4)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(5)	Includes securities reserved for outstanding SARs that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until such time as the SARs are settled through a cash payment, or otherwise forfeited or cancelled.

(6)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series C common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series C common stock at the time of exercise exceeds the grant price divided by the price of our Series C common stock at the time of exercise. The number of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 31, 2014, which was $33.72.

(7)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and DHC, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(8)	The Discovery Communications, Inc. 2013 Incentive Plan replaced the Discovery Communications, Inc. 2005 Incentive Plan and Discovery no longer has the ability to make further grants under this plan. Additionally, no further grants are permitted under the Discovery Holding Company Transitional Stock Adjustment Plan.

(9)	Includes unvested RSUs and vested RSUs as to which settlement has been deferred.

(10)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of its common stock and preferred stock as of March 9, 2015.

The percentage ownership is based upon 148,962,963 shares of Discovery Series A common stock, 6,542,457 shares of Discovery Series B common stock, 279,536,938 shares of Discovery Series C common stock outstanding as of March 9, 2015, 71,107,312 shares of Series A preferred stock and 40,231,977 shares of Series C preferred stock outstanding on March 9, 2015.

The voting power percentages in the table represent the power of the holders to vote on the election of directors and preferred directors, as applicable. As the holder of Discovery Series A preferred stock, Advance/Newhouse will be entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to all matters other than the election of common stock directors, the voting power percentages represented by the shares included in the table (other than those beneficially owned by Advance/Newhouse) would be significantly lower because Advance/Newhouse, the holder of the Discovery preferred stock, votes with the holder of our common stock on all other matters. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power (%)
Advance/Newhouse	Series A common stock	71,107,312	(1)(2)	32.3	24.9
Programming Partnership	Series C common stock	151,571,266	(1)(2)	35.2	—
5000 Campuswood Drive	Series A preferred stock	71,107,312	(2)	100	100
E. Syracuse, NY 13057	Series C preferred stock	40,231,977	(2)	100	—

BlackRock Inc.	Series A common stock	12,431,497	(3)	8.3	5.8
40 East 52nd Street New York, NY 10022	Series C common stock	15,221,598	(4)	5.4	—

The Bank of New York Mellon Corp	Series A common stock	8,616,469	(5)	5.8	4.0
One Wall Street, 31st Floor New York, NY 10286

The Vanguard Group, Inc.	Series A common stock	11,063,163	(6)	7.4	5.2
100 Vanguard Boulevard Malvern, PA 19355	Series C common stock	20,372,069	(7)	7.3	—

Vulcan Value Partners, LLC.	Series C common stock	17,828,432	(8)	6.4	—
Three Protective Center 2801 Highway 280 South, Suite 300 Birmingham, AL 35223

(1)	Represents shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A preferred stock and Series C preferred stock that are currently outstanding.

(2)

Includes 495,281 shares of Series A preferred stock and 521,716 shares of Series C preferred stock that have been deposited into escrow. Advance/Newhouse Programming Partnership (“ANPP”) has the right to vote the shares held in escrow. ANPP is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation (“NBCo”) and 35% by Advance Programming Holdings, LLC (“APH”), which is a general partner with NBCo of ANPP. Advance Publications, Inc. (“API”), through its interest in APH, holds an indirect interest in ANPP and Newhouse Family Holdings, L.P. (“NFH”) holds 100% of API’s common shares. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust (“Advance Long-Term Trust”) is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are S.I. Newhouse, Jr. and Donald E. Newhouse, each of whom disclaims beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible. As trustees, S.I. Newhouse, Jr. and Donald E. Newhouse must act jointly and cannot independently control the trust.

(3)	The number of shares is based upon Amendment No. 4 to the Schedule 13G filed January 23, 2015 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series A. BlackRock Inc. is deemed to be the beneficial owner of 12,431,497 shares of our Series A common stock as a result of acting as a parent holding company.

(4)	The number of shares is based upon Schedule 13G filed February 6, 2015 by BlackRock Inc., a parent holding company on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns five percent or greater of our Series C common stock. BlackRock Inc. is deemed to be beneficial owner of 15,221,598 shares of our Series C common stock as a result of acting as a parent holding company.

(5)	The number of shares is based upon the Schedule 13G filed February 9, 2015 by The Bank of New York Mellon Corp. (“BNY Mellon”), a parent holding company, on behalf subsidiaries listed in Exhibit I of its filing, none of which beneficially owns five percent or greater of our Series A common stock. BNY Mellon is deemed to be the beneficial owner of 8,616,469 shares of our Series A common stock as a result of acting as a parent holding company.

(6)	The number of shares is based upon Amendment No. 4 to the Schedule 13G filed February 10, 2015 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard is deemed to be the beneficial owner of 11,063,163 shares of our Series A common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 210,571 and 94,969 of these Series A shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

(7)	The number of shares is based upon the Schedule 13G filed February 10, 2015 by Vanguard. Vanguard is deemed to be the beneficial owner of 20,372,069 shares of our Series C common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 363,730 and 196,291 of these Series C shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

(8)	The number of shares is based upon the Schedule 13G filed March 5, 2015 by Vulcan Value Partners, LLC (“Vulcan”), an investment adviser. Vulcan is deemed to be the beneficial owner of 17,828,432 shares of our Series C common stock as a result of acting as investment adviser.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our executive officers and directors and all of such persons as a group of shares of Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock.

The percentage ownership is based upon 148,962,963 shares of Series A common stock, 6,542,457 shares of Series B common stock and 279,536,938 shares of Series C common stock outstanding as of March 9, 2015.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days of March 9, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Discovery Series B common stock, though convertible on a one-for-one basis into shares of Discovery Series A common stock, is reported as beneficial ownership of Discovery Series B common stock only, and not as beneficial ownership of Discovery Series A common stock, but the voting power of the Discovery Series A and Series B common stock have been aggregated.

The voting power percentages in the table represent the power of the holders to vote on the election of directors. The holders of Discovery’s Series A preferred stock are entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would be significantly lower, because the holders of Discovery preferred stock do not vote in the election of common stock directors but do not vote with the holders of Discovery common stock on all other matters. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is One Discovery Place, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
David M. Zaslav	Series A	395,527		*
Chief Executive Officer,	Series B	—		—	*
President and Director	Series C	391,294		*
Andrew Warren	Series A	79,970	(1)	*
Chief Financial Officer	Series B	—		—	*
	Series C	79,379	(1)	*
Bruce L. Campbell	Series A	87,171	(1)	*
Chief Development and Digital Officer	Series B	—		—	*
and General Counsel	Series C	86,422	(1)	*
Jean-Briac Perrette	Series A	38,484	(1)	*
President,	Series B	—		—	*
Discovery Networks International	Series C	37,888	(1)	*
Adria Alpert Romm	Series A	32,508	(1)	*
Chief Global Human Resources and Diversity Officer	Series B	—		—	*
	Series C	32,249	(1)	*
John S. Hendricks	Series A	4,673,012	(1)	3.1
Founder and Former Chairman	Series B	—		—	2.1
	Series C	4,685,672	(1)	*
Robert J. Miron	Series A	26,918	(1)	*
Chairman of the Board and	Series B	56		*	*
Director	Series C	27,094	(1)	*
John C. Malone	Series A	605,166	(1)(2)(3)	*
Director	Series B	6,093,490	(2)(4)	93.1	28.7
	Series C	13,965,556	(1)(2)(3)	5.0
S. Decker Anstrom	Series A	7,802	(1)	*
Director	Series B	—		—	*
	Series C	7,802	(1)	*
Robert R. Bennett	Series A	98,177	(1)(5)	*
Director	Series B	20	(5)	*	*
	Series C	214,505	(1)(5)	*
Paul A. Gould	Series A	193,664	(1)	*
Director	Series B	87,317		1.3	*
	Series C	476,128	(1)	*
M. LaVoy Robison	Series A	40,232	(1)	*
Director	Series B	—		—	*
	Series C	68,188	(1)	*
J. David Wargo	Series A	43,357	(1)	*
Director	Series B	—		—	*
	Series C	73,573	(1)	*
Robert R. Beck	Series A	48,005	(1)	*
Director	Series B	11,258		*	*
	Series C	123,161	(1)	*
Steven A. Miron	Series A	30,500	(1)	*
Director	Series B	—		—	*
	Series C	30,500	(1)	*
All directors and executive	Series A	6,436,775	(1)	4.2
officers as a Group	Series B	6,192,141		94.7	31.3
(17 persons)	Series C	20,335,156	(1)	7.2

*	Less than one percent

(1)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days of March 9, 2015, in the amounts below:

	Series A	Series C
Andrew Warren	74,948	74,948
Bruce L. Campbell	69,600	69,600
Jean-Briac Perrette	36,645	36,645
Adria Alpert Romm	25,389	25,389
John S. Hendricks	3,659,942	3,659,942
Robert J. Miron	24,249	24,249
John C. Malone	24,249	24,249
S. Decker Anstrom	5,404	5,404
Robert R. Bennett	29,831	40,995
Paul A. Gould	36,936	62,310
M. LaVoy Robison	36,936	62,310
J. David Wargo	36,275	60,327
Robert R. Beck	24,249	24,249
Steven A. Miron	24,249	24,249
All directors and executive officers as a group (17 persons)	4,137,954	4,223,918

(2)	Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 1,316,424 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership.

(3)	Includes 312,580 shares of Series A common stock and 12,624,883 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.

(4)	On February 13, 2014, Mr. Malone entered into an agreement with Mr. Zaslav granting Mr. Zaslav voting and purchase rights with respect to the 5,923,019 shares of Discovery Series B common stock that Mr. Malone owns, which will be in effect for as long as Mr. Zaslav is employed as the principal executive officer of Discovery or serving on its Board of Directors. Pursuant to the agreement, Mr. Zaslav will have the right to vote the shares of Discovery Series B common stock, any time Mr. Malone is not personally voting or directing the vote of the Discovery Series B shares. Any proposals regarding the transfer of the Discovery Series B shares will require that Mr. Zaslav be first notified and that exclusive negotiation discussions be entered into to seek agreement on mutually acceptable terms for Mr. Zaslav to purchase the shares. If Mr. Zaslav or an entity he controls does not purchase the shares, Mr. Zaslav will not have any further rights under the agreement or any further rights to purchase the Discovery Series B shares.

(5)	Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 164,799 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with, except for the following filing: on December 30, 2014, a Form 4 relating to a November 21, 2014 purchase by Robert Miron was filed late.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC on February 19, 2015. The Annual Report on Form 10-K, including all exhibits, can also be found on our website: www.discoverycommunications.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by telephone at (240) 662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2016 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by December 9, 2015. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2015 Annual Meeting of Stockholders is held between April 20, 2016 and July 19, 2016 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 20, 2016 and no later than March 21, 2016. If a stockholder fails to provide timely notice of a proposal to be presented at the 2016 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (240) 662-2000, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

April 6, 2015

Appendix A

DISCOVERY COMMUNICATIONS, INC.

2005 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

(As Amended and Restated Effective February 5, 2015)

ARTICLE I

PURPOSE AND AMENDMENT OF PLAN

1.1 Purpose. The purpose of the Plan is to provide a method whereby eligible Nonemployee Directors of the Company may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses and increasing their personal interest in the continued success and progress of the Company. The Plan is also intended to aid in attracting Persons of exceptional ability to become Nonemployee Directors of the Company.

1.2 Amendment and Restatement of Plan. This amendment and restatement of the Plan was approved by the Board on February 5, 2015 and by the stockholders of the Company on [May 20, 2015].

ARTICLE II

DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement or an agreement evidencing more than one type of Award, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, and/or cash under the Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Company” means Discovery Communications, Inc., a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates, and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Distribution Date” means the date on which Discovery Holding Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, a Delaware corporation.

“Dividend Equivalents” means, with respect to Restricted Stock Units, to the extent specified by the Board only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Effective Date” means [May 20, 2015], the date on which the Plan was reapproved by the Company’s stockholders.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or the Board can, in its sole discretion, use averages or weighted averages either on a daily basis or such longer period as complies with Code Section 409A. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Board on the basis of such quotations and other considerations as the Board deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a person who has received an Award under the Plan that has not been fully satisfied or terminated.

“Nonemployee Director” means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means a stock option granted under Article VI.

“Option” means a Nonqualified Stock Option.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan, as amended.

“Restricted Shares” means shares of any series of Common Stock awarded pursuant to Article VIII.

“Restricted Stock Unit Awards” has the meaning ascribed thereto in Section 9.1.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.1.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Series A Common Stock” means shares of the Company’s series A common stock, $0.01 par value per share.

“Series C Common Stock” means shares of the Company’s series C common stock, $0.01 par value per share.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SAR” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII or of Restricted Stock Units pursuant to Article IX. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1 Administration. The Plan shall be administered by the Board, provided that it may delegate to employees of the Company certain administrative or ministerial duties in carrying out the purposes of the Plan.

3.2 Powers. The Board shall have full power and authority to grant Awards to eligible persons, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Board in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Board shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing, and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Board may take into account such factors as the Board in its discretion deems relevant.

3.3 Interpretation. The Board is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Board, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 9,886,851 shares, of which shares 9,506,240 shall be shares of Series A Common Stock and 380,611 shall be shares of Series C Common Stock.

Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, (i) in the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise; (ii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise ) to the Company by a Holder to (I) purchase shares of Common Stock upon the exercise of an Award or (II) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

4.2 Adjustments. If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Board determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, in such manner as the Board, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (a) the number and kind of shares of stock which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (b) the number and kind of shares of stock subject to outstanding Awards, and (c) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Board and provided in the applicable Agreement). The Board may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

ARTICLE V

ELIGIBILITY

5.1 General. The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such persons who are Nonemployee Directors as the Board shall select. Awards may be made to Nonemployee Directors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2 Ineligibility. No person who is not a Nonemployee Director shall be eligible to receive an Award.

ARTICLE VI

STOCK OPTIONS

6.1 Grant of Options. Subject to the limitations of the Plan, the Board shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

6.2 Option Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Board and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3 Term of Options. Subject to the provisions of the Plan with respect to death, retirement and termination of service, the term of each Option shall be for such period as the Board shall determine as set forth in the applicable Agreement.

6.4 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

6.5 Manner of Exercise.

(a) Form of Payment. An Option shall be exercised by notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.9 shall be determined by the Board and may consist of (i) cash, (ii) check, (iii) whole shares of any series of Common Stock (whether by delivery or attestation), (iv) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vi) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Board deems appropriate.

(b) Value of Shares. Unless otherwise determined by the Board and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c) Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

6.6 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

ARTICLE VII

SARS

7.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Board to such eligible persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Board shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible Nonemployee Director (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Board and provided in the applicable Agreement, (a) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (b) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Board and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.

7.4 Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), as determined by the Board and provided in the applicable Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Board shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.

7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Board may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6 Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Board and provided in the applicable Agreement).

7.7 Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 4.2): (1) amend any outstanding SAR granted under the Plan to provide a base price per share that is lower than the then-current base price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4.3) covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10.1(b), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

ARTICLE VIII

RESTRICTED SHARES

8.1 Grant. Subject to the limitations of the Plan, the Board shall designate those eligible persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Board pursuant to this Section 8.1 shall be specified in the Agreement.

Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Shares (“Retained Distributions”) shall be paid to the Holder only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Retained Distributions will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

8.2 Issuance of Restricted Shares. When shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (iv) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares with respect thereto.

8.4 Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board in the Agreement and shall be in addition to any other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.5 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Board may, in its discretion, provide that the delivery of any Restricted Shares and Retained Distributions that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Board in accordance with such rules and regulations, including any deadline for the making of such an election, as the Board may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

RESTRICTED STOCK UNITS

9.1 Grant. In addition to granting Awards of Options, SARs and Restricted Shares, the Board shall, subject to the limitations of the Plan, have authority to grant to eligible persons Awards of Restricted Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Board may determine in its discretion, which need not be identical for each Award. The terms of each Award need not be identical, and the Board need not treat Holders uniformly. The determinations made by the Board pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2 Rules. The Board may, in its discretion, establish any or all of the following rules for application to an Award of Restricted Stock Units:

(a) Any shares of Common Stock which are part of an Award of Restricted Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Board at the time of the Award.

(b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Awards of Restricted Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code. Restricted Stock Units shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until Awards have paid out in shares of Common Stock after the end of the Restriction Period.

(d) Dividend Equivalents. The Awards of Restricted Stock Units may provide Holders with the right to receive Dividend Equivalents. Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

(e) In such circumstances as the Board may deem advisable, the Board may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Restricted Stock Unit Award was made subject at the time of grant.

ARTICLE X

GENERAL PROVISIONS

10.1 Acceleration of Awards.

(a) Death or Disability. If a Holder’s service shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units and any unpaid Dividend Equivalents shall become vested in full.

(b) Approved Transactions; Board Change; Control Purchase.

In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and

(iii) in the case of Restricted Stock Units, each such Award of Restricted Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Board, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

No action pursuant to this Section 10.1(b) shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

10.2 Termination of Service.

(a) General. If a Holder’s service shall terminate prior to an Option’s or SAR’s becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, such Restricted Stock Units to the extent vested shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and related cash amounts, and any such unvested Restricted Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s service for cause will be treated in accordance with the provisions of Section 10.2(b).

(b) Termination for Cause. If a Holder’s service on the Board shall be terminated by the Company for “cause” during the Restriction Period with respect to any Restricted Shares, or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting or complete exercise of any Stock Unit (for these purposes, “cause” shall include dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity, then, unless otherwise determined by the Board and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unexercised Restricted Stock Units held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

10.3 Nonalienation of Benefits; Nontransferability of Awards. Except as set forth below, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Holder, shall be exercisable only by the Holder; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Holder to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Holder and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Holder, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10.4 shall be deemed to restrict a transfer to the Company.

10.4 Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. Any such documentation may contain (but shall not be required to contain) such provisions as the Board deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Board as contemplated by Section 10.6(b).

10.5 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Board on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

10.6 Termination and Amendment.

(a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Board.

(b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, materially adversely affect the rights of such person with respect to such Award, except as otherwise permitted by Section 10.17. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder, or as otherwise permitted under Section 10.17, and subject to the terms and conditions of the Plan (including Section 10.6(a)), the Board may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Board may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.6(b) shall be construed to prevent the Board from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Board may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

10.7 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

10.8 Withholding. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units, as appropriate, may, in the discretion of the Board, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Board shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

10.9 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

10.10 Treatment with Respect to Other Benefit Programs. By acceptance of an Award, unless otherwise provided in the applicable Agreement or required by law, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

10.11 Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder under the Plan shall be limited to those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

10.12 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

10.13 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.8.

10.14 Legends. Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Board deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

10.15 Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

10.16 Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

10.17 Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Holder pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Holder is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Holder (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Holder during the period between the date of separation from service and the New Payment Date shall be paid to the Holder in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Holder or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

10.18 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                 M89154-P58795-Z64648                                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY COMMUNICATIONS, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, “AGAINST” PROPOSAL 4.
Vote On Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) Robert R. Beck 02) J. David Wargo

Vote On Proposals					For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐
3. Approval of the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan, as amended.					☐	☐	☐
4. A Stockholder proposal requesting the Board of Directors to report on plans to increase diverse representation on the Board.					☐	☐	☐
5. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 AND 3, and AGAINST proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89155-P58795-Z64648

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DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL

MEETING OF STOCKHOLDERS

MAY 20, 2015

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Eugenia Collis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 20, 2015, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                 M89156-P58795-Z64648                                 KEEP THIS PORTION FOR YOUR RECORDS

—  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — — — — — — -

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY COMMUNICATIONS, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, “AGAINST” PROPOSAL 4.
Vote On Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) S. Decker Anstrom 02) Robert J. Miron
03) Steven A. Miron

Vote On Proposals					For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐
3. Approval of the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan, as amended.					☐	☐	☐
4. A Stockholder proposal requesting the Board of Directors to report on plans to increase diverse representation on the Board.					☐	☐	☐
5. By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 AND 3, and AGAINST proposal 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89157-P58795-Z64648

 —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — — — — — — — —  –

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL

MEETING OF STOCKHOLDERS

MAY 20, 2015

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Eugenia Collis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Preferred Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 20, 2015, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910	DISCOVERY COMMUNICATIONS, INC. THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

M88916-P58795

DISCOVERY COMMUNICATIONS, INC.

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

DISCOVERY COMMUNICATIONS, INC. THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

M88917-P57900

DISCOVERY COMMUNICATIONS, INC.

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY